FINANCING AGREEMENT


                       The CIT Group/Business Credit, Inc.

                                   (as Lender)


                                       And


                           Peerless Chain Company and
                          Peerless Chain of Iowa, Inc.
                                 (as Borrowers)


                            Dated: December 13, 1995




                                TABLE OF CONTENTS


SECTION 1.  Definitions ..................................................  1

SECTION 2.  Conditions Precedent ......................................... 13

SECTION 3.  Revolving Loans .............................................. 16

SECTION 4.  Term Loans and CAPEX Term Loans .............................. 19

SECTION 5.  Letters of Credit ............................................ 22

SECTION 6.  Collateral ................................................... 25

SECTION 7.  Representations, Warranties and Covenants .................... 28

SECTION 8.  Interest, Fees and Expenses .................................. 37

SECTION 9.  Powers ....................................................... 41

SECTION 10. Events of Default and Remedies ............................... 41

SECTION 11. Termination .................................................. 45

SECTION 12. Miscellaneous ................................................ 45


EXHIBIT

         Exhibit A - Form of Promissory Note A
         Exhibit B - Form of Promissory Note B
         Exhibit C - Form of Capex Term Loan Note

SCHEDULES

         Schedule 1 - List of Leased Locations and Monthly Rental Amounts
         Schedule 2 - Existing Liens
         Schedule 3 - Collateral Locations and Chief Executive Office



         THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation, (hereinafter "CITBC") with offices located at 10 South LaSalle Street, Chicago, IL 60603, is pleased to confirm the terms and conditions under which CITBC shall make revolving loans, term loans and other financial accommodations to Peerless Chain Company (herein the "PCC"), a Minnesota corporation with a principal place of business at 1416 East Sanborn Street and Peerless Chain of Iowa, Inc. (herein "PCII"), an Iowa corporation with a principal place of business at 1416 East Sanborn Street, Winona, MN 55987-5349 (PCC and PCII may be referred to herein individually as a "Company" and collectively as the "Companies").

SECTION 1.  DEFINITIONS

ACCOUNTS shall mean all of the Companies' now existing and future: (a) accounts (as defined in the U.C.C.) and any and all other receivables (whether or not specifically listed on schedules furnished to CITBC), including, without limitation, all accounts created by or arising from all of their sales of goods or rendition of services to their customers, and all accounts arising from sales or rendition of services made under any of their trade names or styles, or through any of their divisions; (b) any and all instruments (as defined in the U.C.C.), documents (as defined in the U.C.C.), contract rights (as defined in the U.C.C.) and chattel paper (as defined in the U.C.C.); (c) unpaid seller's rights (including rescission, replevin, reclamation and stoppage in transit) relating to the foregoing or arising therefrom; (d) rights to any goods represented by any of the foregoing, including rights to returned or repossessed goods; (e) reserves and credit balances arising hereunder; (f) guarantees or collateral for any of the foregoing; (g) insurance policies or rights relating to any of the foregoing; and (h) cash and non-cash proceeds of any and all the foregoing.

ACCOUNTS RECEIVABLE ADVANCE PERCENTAGE shall mean eighty-five percent (85%), provided that Accounts arising from sales to Walmart under the Companies' guarantied sales programs shall be subject to a reduced advance percentage equal to sixty percent (60%) and no dilution reserve shall be applicable to such sales to Walmart.

ACQUISITION shall mean the purchase by Parent of all of the remaining outstanding common stock of PCC after giving effect to the Redemption.

ADDITIONAL SELLER SUBORDINATED NOTE shall mean the promissory note in the principal amount of $1,200,000 dated on or about the date hereof executed by Parent to the order of Bridgewater Resources Corp. in connection with the Acquisition.

ANNIVERSARY DATE shall mean the date occurring three (3) years from the date hereof and the same date in every year thereafter.

AVAILABILITY shall mean, as to any Company, at any time the excess of the sum of
a) Eligible Accounts Receivable of such Company multiplied by the Accounts Receivable Advance Percentage and b) the lesser of (i) Eligible Inventory of such Company multiplied by the Inventory Advance Percentage or (ii) the Inventory Loan Cap over the sum of x) the outstanding aggregate amount of all Obligations of such Company, including, without limitation, all Obligations with respect to Revolving Loans and Letters of Credit but excluding the Term Loans, CAPEX Term Loans and all Obligations with respect to the $150,000 additional Loan Facility Fee until such time as such fee is due and payable and y) the Availability Reserve of such Company.

AVAILABLE RESERVE shall mean, as to any Company, the sum of two (2) months rental payments on all of its leased premises (determined in accordance with Schedule 1 hereto) for which it has not delivered to CITBC a landlord's waiver (in form and substance satisfactory to CITBC in the exercise of its reasonable business judgment), provided that such amount shall be adjusted from time to time hereafter upon (i) delivery to CITBC of any such acceptable waiver, (ii) the opening or closing of a Collateral location and/or (iii) and change in rental payment.

BUSINESS DAY shall mean any day that CITBC is open for business in New York, New York, which is not (i) a Saturday, Sunday or legal holiday in the state of New York or (ii) a day on which banking institution chartered by the state of New York or the United States are legally required to close.

CAPEX TERM LOANS shall mean the term loans made and to be made to the Companies by CITBC in the aggregate principal amount of up to $4,000,000 as more fully described in Section 4 of this Financing Agreement.

CAPEX TERM LOANS LIMITATION shall mean the sum of (a) $500,000, provided that such amount set forth in this clause (a) shall apply only during the period from the date hereof through and including the date occurring 12 months after the date hereof, plus (b) an amount equal to (i) the Companies actual EBITDA for the 12 month period ending on the last day of the month preceding the request for a CAPEX Term Loan (or in case of any calculation date occurring prior to one (1) year after the date of this Financing Agreement the period from the date of this Financing Agreement to such calculation date) minus (ii) the sum of (x) the minimum EBITDA amount required by Section 7, Paragraph 10(d) hereof as at such month end plus (y) $500,000, provided that such amount set forth in this clause
(y) shall apply only during the period from the date hereof through and including the date occurring 12 months after the date hereof, plus (z) the aggregate amount of CAPEX Term Loans theretofore borrowed by the Companies during such 12 month period.

CAPEX TERM LOAN LINE OF CREDIT shall mean the commitment of CITBC to make CAPEX Term Loans to the Companies pursuant to Section 4 of this Financing Agreement in the aggregate amount of $4,000,000 for the Companies.

CAPITAL EXPENDITURES for any period shall mean the aggregate of all expenditures of the Companies during such period that in conformity with GAAP are required to be included in or reflected by the property, plant or equipment or similar fixed asset account reflected in the balance sheet of the Companies.

CAPITAL IMPROVEMENTS shall mean operating Equipment and facilities (other than land) acquired or installed for use in the Companies' business operations.

CAPITAL LEASE shall mean any lease of property (whether real, personal or mixed) which, in conformity with GAAP, is accounted for as a capital lease or a Capital Expenditure on the balance sheet of the Companies.

CHEMICAL BANK RATE shall mean the rate of interest per annum announced by Chemical Bank from time to time as its prime rate in effect at its principal office in the City of New York. (The prime rate is not intended to be the lowest rate of interest charged by Chemical Bank to its borrowers).

CITBC COMMITMENT LETTER shall have the mean the commitment letter dated November 7, 1995 issued by CITBC to, and accepted by, Parent.

CLOSING DATE shall mean the date on or after the date hereof upon which CITBC makes the initial extension of credit hereunder whether in the form of Revolving Loans, Letters of Credit, Term Loans or CAPEX Term Loans.

COLLATERAL shall mean all present and future Accounts, Equipment, Inventory, Documents of Title, General Intangibles, and Other Collateral of the Companies.

COLLATERAL MANAGEMENT FEE shall mean the sum of $30,000.00 which shall be paid to CITBC in accordance with Section 8, Paragraph 11 hereof to offset the expenses and costs of CITBC in connection with record keeping, periodic examinations, analyzing and evaluating the Collateral.

CONSOLIDATED BALANCE SHEET shall mean a consolidated balance sheet for Parent, the Companies and the consolidated subsidiaries of each eliminating all inter-company transactions and prepared in accordance with GAAP.

CONSOLIDATING BALANCE SHEET shall mean a Consolidated Balance Sheet plus individual balance sheets for Parent, the Companies, and the subsidiaries of each showing all eliminations of inter-company transactions and prepared in accordance with GAAP and including a balance sheet for each Company exclusively.

CURRENT ASSETS shall mean those assets which in accordance with GAAP are classified as current.

CURRENT LIABILITIES shall mean, wherever used through out this Financing Agreement, those liabilities which in accordance with GAAP, are classified as "current", provided, however, that notwithstanding GAAP, the Revolving Loans and the current portion of Permitted Indebtedness shall be considered "current liabilities".

CUSTOMARILY PERMITTED LIENS shall mean

         (a) liens of local or state authorities for franchise or other like taxes provided the aggregate amounts of such liens shall not exceed $100,000.00 in the aggregate for the Companies at any one time;

         (b) statutory liens of landlords and liens of carriers, warehousemen, mechanics, materialmen and other like liens imposed by law, created in the ordinary course of business and for amounts not yet due (or which are being contested in good faith by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent foreclosure of such liens) and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

         (c) deposits made (and the liens thereon) in the ordinary course of business (including, without limitation, security deposits for leases, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids contracts (other than for the repayment or guarantee of borrowed money or purchase money obligations), statutory obligations and other similar obligations arising as a result of progress payments under government contracts; and

         (d) easements (including, without limitation, reciprocal easement agreements and utility agreements), encroachments, minor defects or irregularities in title, variation and other restrictions, charges or encumbrances (whether or not recorded) affecting the Real Estate and which in the aggregate (i) do no materially interfere with the occupation, use or enjoyment by the Companies in their business of the property so encumbered and
(ii) in the reasonable business judgment of CITBC does not materially and adversely affect the value of such Real Estate.

DEFAULT shall mean any event specified in Section 10 hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act, has been satisfied.

DEFAULT RATE OF INTEREST shall mean a rate of interest per annum equal to the sum of: a) two percent (2%) plus b) the applicable contract rate of interest based upon an increment over the Chemical Bank Rate as determined in accordance with Section 8 hereof, which CITBC shall be entitled to charge the Company on all Obligations due CITBC by the Companies to the extent provided in Section 10, Paragraph 2 of this Financing Agreement.

DEPOSITORY ACCOUNTS shall have the meaning specified in Section 3, Paragraph 4 hereof.

DOCUMENTATION FEE shall mean i) the sum of $15,015 which is intended to compensate CITBC for the use of CITBC's in-house Legal Department and facilities in documenting, in whole or in part, the initial transaction solely on behalf of CITBC, exclusive of Out-of-Pocket Expenses, and ii) CITBC's standard fees relating to any and all modifications, waivers, releases, amendments or additional collateral with respect to this Financing Agreement, the Collateral and/or the Obligations.

DOCUMENTS OF TITLE shall mean all present and future documents (as defined in the U.C.C.) including, without limitation all warehouse receipts, bills of lading, shipping documents, chattel paper, instruments and similar documents, all whether negotiable or not and all goods and Inventory relating thereto and all cash and non-cash proceeds of the foregoing.

EARLY TERMINATION DATE shall mean the date on which the Companies terminate this Financing Agreement or the Line of Credit which date is prior to an Anniversary Date.

EARLY TERMINATION FEE shall: i) mean the fee CITBC is entitled to charge the Companies in the event they terminate the Line of Credit or this Financing Agreement on a date prior to an Anniversary Date; and ii) be determined by calculating the sum of (x) the average daily loan balance of the Revolving Loans of the Companies plus (y) the average daily balance of outstanding Letters of Credit of the Companies for the period from the date of this Financing Agreement to the Early Termination Date and multiplying that sum by two percent (2%) per annum for the number of days from the Early Termination Date to the next succeeding Anniversary Date.

EBIT shall mean, in any period, all earnings before all interest and tax obligations for said period, determined in accordance with GAAP.

EBITDA shall mean, in any period, all earnings before all (i) interest and tax obligations, (ii) depreciation, (iii) amortization for said period, and (iv) the non-cash accrual for FASB106 for said period, all determined in accordance with GAAP on a basis consistent with the latest audited financial statements of the Companies, provided that for the purposes of this definition the effect of the non-cash impact resulting from APB16 (inventory write-up) shall be excluded.

ELIGIBLE ACCOUNTS RECEIVABLE shall mean, as to any Company, the gross amount such Company's Trade Accounts Receivable that are subject to a valid, first priority and fully perfected security interest in favor of CITBC and which conform to the warranties contained herein and at all times continue to be acceptable to CITBC in the exercise of its reasonable business judgment, less, without duplication, the sum of a) any returns, discounts, claims, credits and allowances of any nature (whether issued, owing, granted or outstanding) and b) reserves for: i) sales to the United States of America or to any agency, department or division thereof; ii) foreign sales other than sales x) secured by stand-by letters of credit (in form and substance satisfactory to CITBC) issued or confirmed by, and payable at, banks having a place of business in the United States of America and payable in United States currency, or y) to customers residing in Canada provided such sales otherwise comply with all of the other criteria for eligibility hereunder, are payable in United States currency and such sales do not exceed $1,000,000.00 in the aggregate at any one time; iii)
(x) Accounts arising from Sales Subject To Acceptable Extended Dating Terms provided that no payment due thereunder or with respect thereto remains unpaid more than 30 days after the respective due date thereof and (y) Accounts (other than Accounts arising from Sales Subject To Acceptable Extended Dating Terms) that remain unpaid more than ninety (90) days from invoice date; iv) contras; v) sales to Parent, any subsidiary, or to any company affiliated with the Companies or Parent in any way; vi) bill and hold (deferred shipment) or consignment sales or Accounts generated from sales under the Companies guaranteed sales programs (other than those to Walmart which meet all of the other relevant criteria of eligibility hereunder not to exceed $500,000 in the aggregate at any time); vii) sales to any customer which is a) insolvent, b) the debtor in any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law, c) negotiating, or has called a meeting of its creditors for purposes of negotiating, a compromise of its debts or d) financially unacceptable to CITBC or has a credit rating unacceptable to CITBC;
viii) all sales to any customer if fifty percent (50%) or more of either x) all outstanding invoices or y) the aggregate dollar amount of all outstanding invoices, are unpaid more than the applicable time periods specified in clause
iii) above; ix) any other reasons deemed necessary by CITBC in its reasonable business judgment and which are customary either in the commercial finance industry or in the lending practices of CITBC; and x) an amount representing, historically, returns, discounts, claims, credits and allowances.

ELIGIBLE INVENTORY shall mean, as to any Company, the gross amount of such Company's Inventory that is subject to a valid, first priority and fully perfected security interest in favor of CITBC and which conform to the warranties contained herein and which at all times continue to be acceptable to CITBC in the exercise of its reasonable business judgment less any work-in-process, supplies (other than raw material), goods not present in the United States of America, goods returned or rejected by its customers other than goods that are undamaged and resalable in the normal course of business, goods to be returned to its suppliers, goods in transit to third parties (other than its agents or warehouses), Inventory in possession of a warehouseman, bailee or other third party unless such warehouseman, bailee or third party has executed a notice of security interest agreement (in form and substance satisfactory to CITBC) and CITBC has taken all other action required to perfect its security interest in such Inventory, and less any reserves required by CITBC in its reasonable discretion for special order goods, market value declines and bill and hold (deferred shipment) or consignment sales.

EQUIPMENT shall mean all present and hereafter acquired equipment (as defined in the U.C.C.) including, without limitation, all machinery, equipment, furnishings and fixtures, and all additions, substitutions and replacements thereof, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto and all proceeds of whatever sort.

ERISA shall mean the Employee Retirement Income Security Act or 1974, as amended from time to time and the rules and regulations promulgated thereunder from time to time.

EVENT(S) OF DEFAULT shall have the meaning provided for in Section 10 of this Financing Agreement.

EXECUTIVE OFFICERS shall mean the Chairman, President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Executive Vice President(s), Senior Vice President(s), Treasurer, Controller and Secretary of the Company.

FISCAL QUARTER shall mean each three (3) month period ending on March 31, June 30, September 30, and December 31 of each year.

FISCAL YEAR shall mean each twelve (12) month period commencing on January 1 of each year and ending on the following December 31.

FIXED CHARGE COVERAGE RATIO shall mean, for the relevant period, the ratio determined by dividing EBITDA by the sum of (i) all interest obligations paid or due, (ii) the amount of principal repaid or scheduled to be repaid on the Term Loans, Capex Term Loans, Capital Leases and Subordinated Debt, (iii) Capital Expenditures expended in cash, and (iv) all federal, state and local income tax expenses due and payable after giving effect to applicable net operating losses.

GAAP shall mean generally accepted accounting principles in the United States of America as in effect from time to time and for the period as to which such accounting principles are to apply.

GENERAL INTANGIBLES shall have the meaning set forth in the U.C.C. and shall include, without limitation, all present and future right, title and interest in and to all tradenames, Trademarks (together with the goodwill associated therewith), Patents, licenses, customer lists, distribution agreements, supply agreements and tax refunds, together with all monies and claims for monies now or hereafter due and payable in connection with any of the foregoing or otherwise, and all cash and non-cash proceeds thereof.

GUARANTORS shall mean i) Parent, and ii) the Companies.

INDEBTEDNESS shall mean, without duplication, all liabilities, contingent or otherwise, which are any of the following: (a) obligations in respect of money (borrowed or otherwise) or for the deferred purchase price of property, services or assets, other than Inventory, or (b) lease obligations which, in accordance with GAAP, have been, or which should be capitalized.

INVENTORY shall mean all of the Companies' present and hereafter acquired inventory (as defined in the U.C.C. including, without limitation all merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods and materials used or usable in manufacturing, processing, packaging or shipping same; in all stages of production- from raw materials through work-in-process to finished goods - and all proceeds thereof of whatever sort.

INVENTORY ADVANCE PERCENTAGE shall mean sixty percent (60%).

INVENTORY LOAN CAP shall mean $7,000,000.

ISSUING BANK shall mean the bank issuing Letters of Credit for the Companies.

LETTERS OF CREDIT shall mean all letters of credit issued with the assistance of CITBC by the Issuing Bank for or on behalf of the Companies.

LETTER OF CREDIT GUARANTY shall mean the guaranty delivered by CITBC to the Issuing Bank of the Companies' reimbursement obligation under the Issuing Bank's Reimbursement Agreement, Application for Letter of Credit or other like document.

LETTER OF CREDIT GUARANTY FEE shall mean the fee CITBC may charge the Companies under Section 8, Paragraph 6 of this Financing Agreement for: i) issuing the Letter of Credit Guaranty or ii) otherwise aiding the Company in obtaining Letters of Credit.

LETTER OF CREDIT SUB-LINE shall mean $2,000,000 in the aggregate for the Companies.

LEVERAGE RATIO shall mean the ratio determined by dividing Total Liabilities by Net Worth.

LIBOR shall mean at any time of determination, and subject to availability, for each interest period the higher of the applicable London Interbank Offered rate paid in London on dollar deposits from other banks as (x) quoted by Chemical Bank, (y) published under "Money Rates" in the new York City edition of the Wall Street Journal or if there is no such publication or statement therein as to Libor then in any publication used in the New York City financial community or
(z) determined by CITBC based upon information presented on Telerate Systems at Page 3750 as of 11:00 a.m. (London Time).

LIBOR LOAN shall mean those Revolving Loans, Term Loans and/or CAPEX Term Loans for which the Company has elected to use Libor for interest rate computations.

LIBOR PERIOD shall mean the Libor for one month, two month, three month or six month U.S. dollar deposits, as selected by the Companies.

LINE OF CREDIT shall mean the commitment of CITBC to make Revolving Loans pursuant to Section 3 of this Financing Agreement and to assist the Company in opening Letters of Credit pursuant to Section 5 of this Financing Agreement, in the aggregate amount equal to $13,000,000 for the Companies.

LINE OF CREDIT FEE shall: i) mean the fee due CITBC at the end of each month for the Line of Credit, and ii) be determined by multiplying the difference between the sum of (x) the Line of Credit and (y) the CAPEX Term Loan Line of Credit, and the sum of (x) the average daily balance of Revolving Loans of the Companies plus (y) the average daily balance of Letters of Credit of the Companies and (z) the average daily balance of CAPEX Term Loans of the Companies for said month by one half of one percent (1/2 of 1%) per annum for the number of days in said month.

LOAN FACILITY FEE shall mean the fee payable to CITBC in accordance with, and pursuant to, the provisions of Section 8, Paragraph 10 of this Financing Agreement.

MANDATORY PREPAYMENT shall: i) mean the amount by which the Companies must prepay the Term Loans on or before the 90th day after the end of their Fiscal Year; and ii) be determined as set forth in Section 4, Paragraph 16 of this Financing Agreement.

NET WORTH shall mean assets in excess of liabilities, and shall be determined in accordance with GAAP, on a consistent basis with the latest audited statements, provided that for the purpose of this definition the effect of the non-cash impact to retained earnings resulting from APB16 (inventory write-up) shall be excluded.

OBLIGATIONS shall mean all loans and advances made or to be made by CITBC to the Companies or to others for the Companies' account (including, without limitation, all Revolving Loans, Letters of Credit, Term Loans and CAPEX Term Loans); any and all indebtedness and obligations which may at any time be owing by the Companies to CITBC howsoever arising, whether now in existence or incurred by the Companies from time to time hereafter; whether secured by pledge, lien upon or security interest in any of the Companies' assets or property or the assets or property of any other person, firm, entity or corporation; whether such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect and whether the Companies are liable to CITBC for such indebtedness as principal, surety, endorser, guarantor or otherwise. Obligations shall also include indebtedness owing to CITBC by the Companies under this Financing Agreement or under any other agreement or arrangement now or hereafter entered into between the Companies and CITBC; indebtedness or obligations incurred by, or imposed on, CITBC as a result of environmental claims (other than as a result of actions of CITBC) arising out of the Companies' operation, premises or waste disposal practices or sites; the Companies' liability to CITBC as maker or endorser on any promissory note or other instrument for the payment of money; the Companies' liability to CITBC under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking which CITBC may make or issue to others for the Companies' account, including any accommodation extended with respect to applications for Letters of Credit, CITBC's acceptance of drafts or CITBC's endorsement of notes or other instruments for the Companies' account and benefit.

OPERATING LEASES shall mean all leases of property (whether real, personal or mixed) other than Capital Leases, provided that leases of Real Estate for more than one (1) year shall be treated as Capital Leases hereunder.

OTHER COLLATERAL shall mean all now owned and hereafter acquired deposits accounts maintained with any bank or financial institutions; all cash and other monies and property in the possession or control of CITBC; all books, records, ledger cards, disks and related data processing software at any time evidencing or containing information relating to any of the Collateral described herein or otherwise necessary or helpful in the collection thereof or realization thereon, and all cash and non-cash proceeds of the foregoing.

OUT-OF-POCKET EXPENSES shall mean all of CITBC's present and future expenses incurred relative to this Financing Agreement, whether incurred heretofore or hereafter, which expenses shall include, without being limited to, the cost of record searches, all costs and expenses incurred by CITBC in opening bank accounts, depositing checks, receiving and transferring funds, and any charges imposed on CITBC due to "insufficient funds" of deposited checks and CITBC's standard fee relating thereto, any amounts paid by CITBC, incurred by or charged to CITBC by the Issuing Bank under the Letter of Credit Guaranty or the Company's Reimbursement Agreement, Application for Letter of Credit or other like document which pertain either directly or indirectly to such Letters of Credit, and CITBC's standard fees relating to the Letters of Credit and any drafts thereunder, reasonable local counsel fees, fees and taxes relative to the filing of financing statements and all expenses, costs and fees set forth in
Section 10, Paragraph 3 of this Financing Agreement.

PARENT shall mean Discus Acquisition Corporation, a Minnesota corporation.

PERMITTED ENCUMBRANCES shall mean: i) liens on specific items of Equipment listed on Schedule 2 hereto and other liens expressly permitted, or consented to, by CITBC; ii) Purchase Money Liens; iii) Customarily Permitted Liens; iv) liens granted CITBC by the Companies; v) liens of judgment creditors provided such liens do not exceed, in the aggregate for the Companies, at any time, $50,000.00 (other than liens bonded or insured to the reasonable satisfaction of CITBC); and vi) liens for taxes not yet due and payable or which are being diligently contested in good faith by the Companies by appropriate proceedings and which liens are not x) other than with respect to Real Estate, senior to the liens of CITBC or y) for taxes due the United States of America.

PERMITTED INDEBTEDNESS shall mean: i) current indebtedness maturing in less than one year and incurred in the ordinary course of business for raw materials, supplies, equipment, services, taxes or labor; ii) the indebtedness secured by the Purchase Money Liens; iii) Subordinated Debt; iv) indebtedness arising under the Letters of Credit and this Financing Agreement; v) deferred taxes and other expenses incurred in the ordinary course of business; and vi) other indebtedness existing on the date of execution of this Financing Agreement and listed in the most recent financial statement delivered to CITBC or otherwise disclosed to CITBC in writing.

PREPAYMENT PREMIUM shall: i) mean the amount due CITBC by the Companies upon a voluntary prepayment, in whole or in part, of the Term Loans, and/or the CAPEX Term Loans, and ii) be computed by multiplying the amount so prepaid by two percent (2%).

PROMISSORY NOTES shall mean the notes, in the form of Exhibits A, B and C attached hereto, delivered by the Companies to CITBC to evidence the Term Loans and CAPEX Term Loans pursuant to, and repayable in accordance with, the provisions of Section 4 of this Financing Agreement.

PURCHASE MONEY LIENS shall mean liens on any item of equipment acquired after the date of this Financing Agreement provided that i) each such lien shall attach only to the property to be acquired, ii) a description of the property so acquired is furnished to CITBC, and iii) the debt incurred in connection with such acquisitions shall not exceed in the aggregate $100,000.00 in any fiscal year.

REAL ESTATE shall mean the Companies' fee and/or leasehold interests in real property.

REDEMPTION shall mean the redemption by PCC of 17,750 shares of its common stock for an aggregate redemption price not to exceed $15,200,000 in cash and a promissory note in principal amount of $2,500,000, all subject to, and in accordance with the laws of the State of Minnesota.

REVOLVING LOANS shall mean the loans and advances made, from time to time, to or for the account of the Companies by CITBC pursuant to Section 3 of this Financing Agreement.

REVOLVING LOAN ACCOUNT(S) shall have the meaning specified in Section 3, Paragraph 6 hereof.

SALES SUBJECT TO ACCEPTABLE EXTENDED DATING TERMS shall mean traction chain sales by the Companies which (i) are made between October 1 and February 28, or 29 (as the case may be) of each year, (ii) grant the Companies' normal extended dating terms in accordance with their past practices in the ordinary course of their business and (iii) are due in three (3) installments, the last of which shall be due and payable no later than the following April 10, provided that (i) the maximum amount of the Accounts arising from such sales which may be included in Eligible Accounts Receivable shall not exceed $800,000 in the aggregate at any time and (ii) no such Accounts which are evidenced by chattel paper shall be included in Eligible Accounts Receivable unless all originals of such chattel paper are delivered to CITBC.

SELLER SUBORDINATED NOTE shall mean the note in the original principal amount of $2,500,000 dated on or about the date hereof executed by PCC to the order of Bridgewater Resources Corp. in connection with the Redemption.

SUBORDINATED DEBT shall mean the debt due a Subordinating Creditor (and the note evidencing such) which has been subordinated, by a Subordination Agreement, to the prior payment and satisfaction of the Obligations of the Companies to CITBC (in form and substance satisfactory to CITBC).

SUBORDINATING CREDITOR shall mean Bridgewater Resources Corp. and any other party hereafter executing a Subordination Agreement.

SUBORDINATION AGREEMENT shall mean the agreement among the Companies, a Subordinating Creditor and CITBC pursuant to which a Subordinated Debt is subordinated to the prior payment and satisfaction of the Companies' Obligations to CITBC (in form and substance satisfactory to CITBC).

SURPLUS CASH shall mean for any Fiscal Year EBITDA less the sum of a) all interest obligations paid or due CITBC by the Companies and interest obligations paid or due on Subordinated Debt, b) the amount of principal repaid CITBC on the Term Loans and CAPEX Term Loans, c) Capital Expenditures by the Companies, and
d) all federal, state and local tax obligations of the Companies.

TERM LOANS shall mean the term loans in the respective principal amounts of $4,200,000.00 and $2,500,000.00 made by CITBC pursuant to, and repayable in accordance with, the provisions of Section 4 of this Financing Agreement.

TOTAL LIABILITIES shall mean total liabilities determined in accordance with GAAP, on a basis consistent with the latest audited statements of the Companies.

TRADE ACCOUNTS RECEIVABLE shall mean that portion of Accounts which arises from the sale of Inventory or the rendition of services in the ordinary course of business.

TRADEMARKS shall mean all present and hereafter acquired trademarks and/or trademark rights (together with the goodwill associated therewith) and all cash and non-cash proceeds thereof.

U.C.C. shall mean the Uniform Commercial Code as in effect from time to time in the state of Illinois.

WORKING CAPITAL shall mean Current Assets in excess of Current Liabilities.

SECTION 2.  CONDITIONS PRECEDENT

         The obligation of CITBC to make loans hereunder is subject to the satisfaction of, or waiver of, immediately prior to or concurrently with the making of such loans, the following conditions precedent:

         a) LIEN SEARCHES - CITBC shall have received tax, judgment and Uniform Commercial Code searches satisfactory to CITBC for all locations presently occupied or used by the Companies.

         b) CASUALTY INSURANCE - The Companies shall have delivered to CITBC evidence satisfactory to CITBC that casualty insurance policies listing CITBC as loss payee or mortgagee, as the case may be, are in full force and effect, all as set forth in Section 7, Paragraph 5 of this Financing Agreement.

         c) UCC FILINGS - Any documents (including without limitation, financing statements) required to be filed in order to create, in favor of CITBC, a first and exclusive perfected security interest in the Collateral with respect to which a security interest may be perfected by a filing under the Uniform Commercial Code shall have been properly filed in each office in each jurisdiction required in order to create in favor of CITBC a perfected lien on the Collateral. CITBC shall have received acknowledgement copies of all such filings (or, in lieu thereof, CITBC shall have received other evidence satisfactory to CITBC that all such filings have been made); and CITBC shall have received evidence that all necessary filing fees and all taxes or other expenses related to such filings have been paid in full.

         d) GUARANTIES - The Guarantors shall have executed and delivered to CITBC guaranties, in form acceptable to CITBC, guaranteeing all present and future obligations of the Companies to CITBC.

         e) OPINIONS - Counsel for the Companies and the Guarantors shall have delivered to CITBC opinions satisfactory to CITBC opining, inter alia, that, subject to the i) filing, priority and remedies provisions of the Uniform Commercial Code, ii) the provisions of the Bankruptcy Code, insolvency statutes or other like laws, iii) the equity powers of a court of law and iv) such other matters as may be agreed upon with CITBC: (A)(a) this Financing Agreement, (b) the Guaranty of the Guarantors, and (c) all other loan documents of the Companies and the Guarantors are x) valid, binding and enforceable according to their terms, y) are duly authorized and z) do not violate any terms, provisions, representations or covenants in the charter or by-laws of the Companies or the Guarantors or, to the best knowledge of such counsel, of any loan agreement, mortgage, deed of trust, note, security or pledge agreement or indenture to which the Companies or the Guarantors is a signatory or by which the Companies or the Guarantors or their assets are bound; and (B) the Redemption is in compliance with, and does not violate, any applicable provision of any state or federal laws; and (C) the provisions of all federal and state securities laws and the Hart-Scott-Rodino Anti-Trust Improvements Act have been fully complied with or that compliance is not legally required and the reasons supporting such non-compliance. In addition, counsel for the Subordinating Creditor shall have delivered an opinion to CITBC (in form and substance satisfactory to CITBC) with respect to the matters contained in Section 2.3 the Subordination Agreement(s)

         f) PLEDGE AGREEMENT - Parent and PCC shall a) execute and deliver to CITBC a pledge and security agreement and stock powers pledging to CITBC as additional collateral for the Obligations of the Companies all of the issued and outstanding stock of PCC and PCII, respectively and, b) deliver to CITBC the stock certificates evidencing such stock together with duly executed stock powers with respect thereto.

         g) ADDITIONAL DOCUMENTS - The Companies shall have executed and delivered to CITBC all loan documents necessary to consummate the lending arrangement contemplated between the Companies and CITBC.

         h) EQUITY INVESTMENT - Parent and/or the Companies shall provide CITBC with documentation evidencing a contribution to the capital of (x) the Parent in the amount of $4,850,000.00 and (y) PCC in the amount of $313,000.

         i) SUBORDINATION AGREEMENT - The Subordinating Creditor with respect to the Seller Subordinated Note and the Additional Seller Subordinated Note shall have executed and delivered to CITBC a Subordination Agreement, in form and substance satisfactory to CITBC, subordinating the debt due such Subordinating Creditor by the Companies to the prior payment and satisfaction of the Obligations of the Companies to CITBC.

         j) ENVIRONMENTAL REPORT - CITBC shall have received, environmental audit reports on i) all of the Companies' leasehold and fee interests, and ii) the Companies' waste disposal practices. The reports must x) be satisfactory to CITBC and y) not disclose or indicate any liability (real or potential) stemming from the Companies' premises, operations, waste disposal practices or waste disposal sites used by Companies'.

         k) BOARD RESOLUTION - CITBC shall have received a copy of the resolutions of the Board of Directors of the Companies and the Guarantors (as the case may be) authorizing the execution, delivery and performance of (i) this Financing Agreement, (ii) the Guaranties and (iii) any related agreements, in each case certified by the Secretary or Assistant Secretary of the Companies and the Guarantors (as the case may be) as of the date hereof, together with a certificate of the Secretary or Assistant Secretary of the Companies and the Guarantors (as the case may be) as to the incumbency and signature of the officers of the Companies and/or the Guarantors executing such agreements and any certificate or other documents to be delivered by them pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

         l) CORPORATE ORGANIZATION - CITBC shall have received (i) a copy of the Certificate of Incorporation of the Companies and the Guarantors certified by the Secretary of State of its incorporation, and (ii) a copy of the By-Laws (as amended through the date hereof) of the Companies and the Guarantors certified by the Secretary or Assistant Secretary thereof.

         m) OFFICER'S CERTIFICATE - CITBC shall have received an executed Officer's Certificate of the Companies, satisfactory in form and substance to CITBC, certifying that (i) the representations and warranties contained herein are true and correct in all material respects on and as of the date hereof; (ii) the Companies are in compliance with all of the terms and provisions set forth herein; and (iii) no Default or Event of Default has occurred.

         n) ABSENCE OF DEFAULT - No Default, Event of Default or material adverse change in the financial condition, business, prospects, profits, operations or assets of the Companies shall have occurred.

         o) APPRAISALS - CITBC shall have received appraisals on the Companies' Equipment which appraisals shall be by an appraiser acceptable to CITBC and shall indicate an Orderly Liquidation Value of not less than $5,209,078. with respect to Equipment.

         p) ACQUISITION - Parent shall have x) consummated the Acquisition of all of the issued and outstanding stock of Peerless Chain Company and y) delivered to CITBC a fully executed copy of the Purchase Agreement executed in connection with the Acquisition.

         q) REDEMPTION - PCC shall have consummated the Redemption and delivered to CITBC an executed copy of all documentation executed in connection therewith, which documentation shall be satisfactory to CITBC in all respects.

         r) LEGAL RESTRAINTS/LITIGATION - At the date of execution of this Financing Agreement, there shall be no x) litigation, investigation or proceeding (judicial or administrative) pending or threatened against the Companies or the Guarantors or their assets, by any agency, division or department of any county, city, state or federal government arising out the Acquisition, the Redemption or this Financing Agreement, y) injunction, writ or restraining order restraining or prohibiting the Acquisition and/or the Redemption or the consummation of the financing arrangements contemplated under this Financing Agreement or z) to the best knowledge of the Companies, suit, action, investigation or proceeding (judicial or administrative) pending or threatened against the Companies or the Guarantors or their assets, which, in the opinion of CITBC, if adversely determined could have a material adverse effect on the business, operation, assets, financial condition or Collateral of the Companies and/or the Guarantors

         s) DISBURSEMENT AUTHORIZATION - The Companies shall have delivered to CITBC all information necessary for CITBC to issue wire transfer instructions on behalf of the Companies for the initial and subsequent loans and/or advances to be made under this Agreement including, but not limited to, disbursement authorizations in form acceptable to CITBC.

         t) EXAMINATION & VERIFICATION - CITBC shall have completed to the satisfaction of CITBC an examination and verification of the Accounts, Inventory, books and records of the Companies and the Guarantors which examination shall indicate that, after giving effect to all loans, advances and extensions of credit to be made at closing, the Companies shall have an opening additional Availability of $1,500,000 all as more fully required by the CITBC Commitment Letter. It is understood that such requirement contemplates that all debts, obligations and payables are current.

         u) CASH BUDGET PROJECTIONS - CITBC shall have received, reviewed and be satisfied with a 12 month cash budget projection prepared by the Companies in the form provided by CITBC.

         v) COLLECTION ACCOUNTS - The Companies shall have established a system of bank accounts with respect to the collection of Accounts and the deposit of proceeds of Inventory as shall be acceptable to CITBC in all respects.

         w) CITBC COMMITMENT LETTER - The Companies shall have fully complied, to the satisfaction of CITBC, with all of the terms and conditions of the CITBC Commitment Letter.

Upon the execution of this Financing Agreement and the initial disbursement of loans hereunder, all of the above Conditions Precedent shall have been deemed satisfied except as the Company and CITBC shall otherwise agree herein or in a separate writing.

SECTION 3.  REVOLVING LOANS

         1. CITBC agrees, subject to the terms and conditions of this Financing Agreement from time to time, and within x) the Availability and y) the Line of Credit, but subject to CITBC's right to make "overadvances", to make loans and advances to each of the Companies on a revolving basis (i.e. subject to the limitations set forth herein, the Companies may borrow, repay and re-borrow Revolving Loans). Such loans and advances to each Company shall be in amounts up to the sum of: a) outstanding Eligible Accounts Receivable of such Company multiplied by the Accounts Receivable Advance Percentage, plus b) the lesser of
(x) the Inventory Loan Cap and (y) the aggregate value of Eligible Inventory of such Company as determined at the lower of cost or market, and excluding the effect of the non-cash impact resulting from APB16 (inventory write-up), multiplied by the Inventory Advance Percentage. Each request shall constitute, unless otherwise disclosed in writing to CITBC, a representation and warranty by the Companies that (i) after giving effect to the requested advance, no Default or Event of Default has occurred and (ii) such requested Revolving Loan is within the Line of Credit and Availability. All requests for loans and advances must be received by an officer of CITBC no later than 1:00 p.m., New York time, of the day on which such loans and advances are required. Should CITBC for any reason honor requests for advances in excess of the limitations set forth herein, such advances shall be considered "overadvances" and shall be made in CITBC's sole discretion, subject to any additional terms CITBC deems necessary.

         2. In furtherance of the continuing assignment and security interest in the Companies' Accounts, the Companies will, upon the creation of Accounts, execute and deliver to CITBC in such form and manner as CITBC may reasonably require, solely for CITBC's convenience in maintaining records of collateral, such confirmatory schedules of Accounts as CITBC may reasonably request, and such other appropriate reports designating, identifying and describing the Accounts as CITBC may reasonably require. In addition, upon CITBC's request the Companies shall provide CITBC with copies of agreements with, or purchase orders from, the Companies' customers, and copies of invoices to customers, proof of shipment or delivery and such other documentation and information relating to said Accounts and other collateral as CITBC may reasonably require. Failure to provide CITBC with any of the foregoing shall in no way affect, diminish, modify or otherwise limit the security interests granted herein. The Companies hereby authorize CITBC to regard the Companies' printed name or rubber stamp signature on assignment schedules or invoices as the equivalent of a manual signature by one of the Companies' authorized officers or agents.

         3. Each of the Companies hereby represents and warrants that: each of its Trade Accounts Receivable is based on an actual and bona fide sale and delivery of goods or rendition of services to customers, made by them in the ordinary course of their business; the goods and Inventory being sold and the Trade Accounts Receivable created are their exclusive property and are not and shall not be subject to any lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever, other than the Permitted Encumbrances; the invoices evidencing such Trade Accounts Receivable are in their name; and their customers have accepted the goods or services, owe and are obligated to pay the full amounts stated in the invoices according to their terms, without dispute, offset, defense, counterclaim or contra, except for disputes and other matters arising in the ordinary course of business with respect to which they have complied with the notification requirements of Paragraph 5 of this Section 3. Each of the Companies confirms to CITBC that any and all taxes or fees relating to its business, its sales, the Accounts or goods relating thereto, are its sole responsibility and that same will be paid by them when due and that none of said taxes or fees represent a lien on or claim against the Accounts. Each of the Companies also warrants and represents that it is a duly and validly existing corporation and is qualified in all states where the failure to so qualify would have a adverse effect on their business or their ability to enforce collection of Accounts due from customers residing in that state. Each of the Companies agrees to maintain such books and records regarding Accounts as CITBC may reasonably require and agrees that such books and records will reflect CITBC's interest in the Accounts. All of the books and records of the Companies will be available to CITBC at normal business hours, including any records handled or maintained for the Companies by any other company or entity.

         4. Until CITBC has advised the Companies to the contrary after the occurrence of an Event of Default, the Companies may and will enforce, collect and receive all amounts owing on the Accounts for CITBC's benefit and on CITBC's behalf, but at the Companies' expense; such privilege shall terminate automatically upon the institution by or against the Companies of any proceeding under any bankruptcy or insolvency law or, at the election of CITBC, upon the occurrence of any other Event of Default and until such Event of Default is waived or cured to CITBC's satisfaction. Any checks, cash, notes or other instruments or property received by the Companies with respect to any Accounts shall be held by them in trust for CITBC, separate from their own property and funds, and immediately turned over to CITBC with proper assignments or endorsements by deposit to the special depository accounts in CITBC's name designated by CITBC for such purposes (the "Depository Accounts"). All amounts received by CITBC in payment of Accounts will be credited to the Companies' appropriate Revolving Loan Account upon CITBC's receipt of "collected funds" at CITBC's bank account in New York, New York on the business day of receipt if received no later than 1:00 pm or on the next succeeding business day if received after 1:00 pm. No checks, drafts or other instrument received by CITBC shall constitute final payment to CITBC unless and until such instruments have actually been collected.

         5. Each of the Companies agrees to notify CITBC promptly of any matters materially affecting the value, enforceability or collectibility of any Account and of all material customer disputes, offsets, defenses, counterclaims, returns, rejections and all reclaimed or repossessed merchandise or goods. Each of the Companies agrees to issue credit memoranda promptly (with duplicates to CITBC upon request after the occurrence of an Event of Default) upon accepting returns or granting allowances, and may continue to do so until CITBC has notified the Companies that an Event of Default has occurred and that all future credits or allowances are to be made only after CITBC's prior written approval. Upon the occurrence of an Event of Default and until such time as such Event of Default is waived in writing by CITBC or cured to CITBC's satisfaction and on notice from CITBC, the Companies agree that all returned, reclaimed or repossessed merchandise or goods shall be set aside by the Companies, marked with CITBC's name and held by the Companies for CITBC's account as owner and assignee.

         6. CITBC shall maintain a separate account on its books in each of the Companies' names (herein each a "Revolving Loan Account" and collectively the "Revolving Loan Accounts") in which the Companies will be charged with loans and advances made by CITBC to them or for their account, and with any other Obligations, including any and all costs, expenses and reasonable attorney's fees which CITBC may incur in connection with the exercise by or for CITBC of any of the rights or powers herein conferred upon CITBC, or in the prosecution or defense of any action or proceeding to enforce or protect any rights of CITBC in connection with this Financing Agreement or the Collateral assigned hereunder, or any Obligations owing to CITBC by the Companies. Each of the Companies will be credited with all amounts received by CITBC from them or from others for their account, including, as above set forth, all amounts received by CITBC in payment of assigned Accounts and such amounts will be applied to payment of the Obligations. In no event shall prior recourse to any Accounts or other security granted to or by the Companies be a prerequisite to CITBC's right to demand payment of any Obligation. Further, it is understood that CITBC shall have no obligation whatsoever to perform in any respect any of the Companies' contracts or obligations relating to the Accounts.

         7. After the end of each month, CITBC shall promptly send the Companies a statement showing the accounting for the charges, loans, advances and other transactions occurring between CITBC and the Companies during that month. The monthly statements shall be deemed correct and binding upon the Companies and shall constitute an account stated between the Companies and CITBC unless CITBC receives a written statement of the exceptions within thirty (30) days of the date of the monthly statement.

         8. In the event that the sum of (i) the outstanding balance of Revolving Loans and (ii) outstanding balance of Letters of Credit exceeds (x) as to any Company the maximum amount thereof available to such Company under Sections 3 and 5 hereof or (y) for all of the Companies the Line of Credit (herein the amount of any such excess under clauses (i) or (ii) shall be referred to as the "Excess") such Excess shall be due and payable to CITBC immediately upon CITBC's demand therefor.


SECTION 4.  TERM LOANS AND CAPEX TERM LOANS

         TERM LOAN A

         1. PCC hereby agrees to execute and deliver to CITBC Promissory Note A, in the form of Exhibit A attached hereto, to evidence Term Loan A to be extended by CITBC.

         2. Upon receipt of such Promissory Note A, CITBC hereby agrees to extend to PCC Term Loan A in the principal amount of $4,200,000.

         3. The principal amount of Term Loan A shall be repaid to CITBC by PCC by eighty-four (84) equal monthly principal installments of $50,000.00 each, whereof the first installment shall be due and payable on January 1, 1996 and the subsequent installments shall be due and payable on the first Business Day of each month thereafter until paid in full.

         TERM LOAN B

         4. PCC hereby agrees to execute and deliver to CITBC Promissory Note B, in the form of Exhibit B attached hereto, to evidence Term Loan B to be extended by CITBC.

         5. Upon receipt of such Promissory Note B, CITBC hereby agrees to extend to PCC Term Loan B in the principal amount of $2,500,000.00.

         6. The principal amount of Term Loan B shall be repaid to CITBC by PCC by: i) thirty-five (35) equal monthly principal installments of $69,444.00 each, followed by ii) one (1) installment of $69,460.00, whereof the first installment shall be due and payable on January 1, 1996 and the subsequent installments shall be due and payable on the first Business Day of each month thereafter until paid in full.

         CAPEX TERM LOANS

         7. Within the CAPEX Term Loan Line of Credit and upon receipt of a Promissory Note in the form of Exhibit C attached hereto, from either of the Companies in the amount of the CAPEX Term Loan, CITBC will extend to them a CAPEX Term Loan, provided: a) no Default or Event of Default has occurred or would occur after giving effect to such CAPEX Term Loan, b) all of the conditions listed below are fulfilled to the sole but reasonable satisfaction of CITBC.

         8. CAPEX Term Loan proceeds: x) are to be used exclusively to pay for, or reimburse the Companies for, the acquisition by the Companies of newly acquired Capital Improvements (other than Real Estate) which are not subject to Purchase Money Liens; and (y) will be disbursed upon completion of the delivery, assembly and installation of the capital improvement.

         9. The Companies must give CITBC thirty (30) days prior written notice of its intention to enter into a CAPEX Term Loan and draw down the CAPEX Term Loans no later than the close of business on the date occurring two (2) years from the date hereof.

         10. The Companies shall be entitled to four (4) CAPEX Term Loans per Fiscal Year but no more than one (1) CAPEX Term Loan in any Fiscal Quarter.

         11. No CAPEX Term Loan may exceed (i) seventy-five percent (75%) of the total acquisition costs of the Capital Improvements (other than land) exclusive of assembly costs, installation expenses, maintenance, shipping costs, taxes and import or custom charges for which the CAPEX Term Loan is sought or (ii) the CAPEX Term Loans Limitation in any Fiscal Year. In addition, with respect to Company assembled Capital Improvements, CITBC's obligation to extend any requested CAPEX Term Loan hereunder shall be subject to (x) CITBC's reasonable discretion and (y) CITBC's receipt of and satisfaction with, an appraisal of such Capital Improvement performed by an appraiser mutually acceptable to CITBC and the Companies, which appraiser will be retained by CITBC and paid for by the Companies.

         12. The CAPEX Term Loans must be in increments of $250,000.00 or whole multiples thereof.

         13. Each CAPEX Term Loan will be repaid to CITBC by the Companies in sixty (60) equal monthly installments of principal commencing on the next monthly Term Loan installment payment date and each equal to the amount derived by dividing such CAPEX Term Loan amount by sixty (60). To the extent repaid, CAPEX Term Loans may not be reborrowed under this Section 4 of this Financing Agreement.


         ADDITIONAL PROVISIONS FOR TERM LOANS AND CAPEX TERM LOANS

         14. In the event this Financing Agreement or the Line of Credit is terminated by either CITBC or the Companies for any reason whatsoever, the Term Loans and CAPEX Term Loans shall become due and payable on the effective date of such termination notwithstanding any provision to the contrary in the Promissory Notes or this Financing Agreement.

         15. The Companies may prepay at any time, at its option, in whole or in part, the Term Loans and/or the CAPEX Term Loans, provided that on each such prepayment, the Companies shall pay: i) accrued interest on the principal so prepaid to the date of such prepayment and ii) the Prepayment Premium, if any.

         16. In the event the Companies have Surplus Cash in any Fiscal Year beginning with the Fiscal Year ending December 31, 1996 the Companies must make a Mandatory Prepayment of the Term Loans and the CAPEX Terms Loans by an amount equal to fifty percent (50%) of said Surplus Cash.

         17. Each prepayment (whether voluntary or mandatory) shall be applied to the then last maturing installments of principal of the Term Loans and CAPEX Loans in the following order:

         (i) to Term Loan B until paid in full, and then (ii) to Term Loan A until paid in full, and then (iii) to the CAPEX Term Loans until paid in full.

         18. Each of the Companies hereby authorizes CITBC to charge its Revolving Loan Account with the amount of all amounts due under this Section 4 as such amounts become due. Each of the Companies confirms that any charges which CITBC may so make to its account as herein provided will be made as an accommodation to the Companies and solely at CITBC's discretion.


SECTION 5.  LETTERS OF CREDIT

         In order to assist the Companies in establishing or opening Letters of Credit with an Issuing Bank to cover the importation of inventory under documentary Letters of Credit, the purchase of equipment or other general corporate purposes acceptable to CITBC, the Companies have requested CITBC to join in the applications for such Letters of Credit, and/or guarantee payment or performance of such Letters of Credit and any drafts or acceptances thereunder through the issuance of the Letters of Credit Guaranty, thereby lending CITBC's credit to the Companies and CITBC has agreed to do so. These arrangements shall be handled by CITBC subject to the terms and conditions set forth below.

         1. Within the Line of Credit and Availability, CITBC shall assist the Companies in obtaining Letter(s) of Credit in an amount not to exceed the Letter of Credit Sub-Line in the aggregate outstanding at any one time. CITBC's assistance for amounts in excess of the limitation set forth herein shall at all times and in all respects be in CITBC's sole discretion. It is understood that the form and purpose of each Letter of Credit must be acceptable to CITBC in its reasonable business judgment. Any and all outstanding Letters of Credit shall be treated as a Revolving Loan for Availability purpose. Notwithstanding anything herein to the contrary, upon the occurrence of a Default and/or Event of Default, CITBC's assistance in connection with the Letter of Credit Guaranty shall be in CITBC's sole discretion unless such Default and/or Event of Default is cured to CITBC's satisfaction or waived by CITBC in writing.

         2. CITBC shall have the right, without notice to the Companies, to charge the Companies' Revolving Loan Accounts on CITBC's books with the amount of any and all indebtedness, liability or obligation of any kind incurred by CITBC under the Letters of Credit Guaranty at the earlier of a) payment by CITBC under the Letters of Credit Guaranty, or b) the occurrence of an Event of Default. Any amount charged to Companies' Revolving Loan Accounts shall be deemed a Revolving Loan hereunder and shall incur interest at the rate provided in Section 8, Paragraph 1 of this Financing Agreement.

         3. Each of the Companies jointly and severally unconditionally indemnifies CITBC and holds CITBC harmless from any and all loss, claim or liability incurred by CITBC arising from any transactions or occurrences relating to Letters of Credit established or opened for the Companies' account, the collateral relating thereto and any drafts or acceptances thereunder, and all Obligations thereunder, including any such loss or claim due to any action taken by any Issuing Bank, other than for any such loss, claim or liability arising out of the gross negligence or willful misconduct by CITBC under the Letters of Credit Guaranty. Each of the Companies further agrees to jointly and severally hold CITBC harmless from any errors or omission, negligence or misconduct by the Issuing Bank, provided that nothing contained herein shall, or shall be deemed to, affect, modify or release any claim that the Companies may now or hereafter have against the Issuing Bank. The Companies' unconditional obligation to CITBC hereunder shall not be modified or diminished for any reason or in any manner whatsoever, other than as a result of CITBC's gross negligence or willful misconduct. Each of the Companies agrees that any charges incurred by CITBC for their account by the Issuing Bank shall be conclusive on CITBC and may be charged to their account.

         4. CITBC shall not be responsible for: the existence, character, quality, quantity, condition, packing, value or delivery of the goods purporting to be represented by any documents; any difference or variation in the character, quality, quantity, condition, packing, value or delivery of the goods from that expressed in the documents; the validity, sufficiency or genuineness of any documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; the time, place, manner or order in which shipment is made; partial or incomplete shipment, or failure or omission to ship any or all of the goods referred to in the Letters of Credit or documents; any deviation from instructions; delay, default, or fraud by the shipper and/or anyone else in connection with the Collateral or the shipping thereof; or any breach of contract between the shipper or vendors and the Companies. Furthermore, without being limited by the foregoing, CITBC shall not be responsible for any act or omission with respect to or in connection with any Collateral covered by any Letter of Credit.

         5. Each of the Companies agrees that any action taken by CITBC, if taken in good faith, or any action taken by any Issuing Bank, under or in connection with the Letters of Credit, the guarantees, the drafts or acceptances, or the Collateral, shall be binding on the them and shall not put CITBC in any resulting liability to the Companies. In furtherance thereof, CITBC shall have the full right and authority to clear and resolve any questions of non-compliance of documents; to give any instructions as to acceptance or rejection of any documents or goods; to execute any and all steamship or airways guaranties (and applications therefore), indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; all in CITBC's sole name, and the Issuing Bank shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from CITBC, all without any notice to or any consent from the Companies.

         6. Without CITBC's express consent and endorsement in writing, each of the Companies agrees: a) not to execute any and all applications for steamship or airway guaranties, indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances or documents; or to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; and b) after the occurrence of an Event of Default which is not cured within any applicable grace period, if any, or waived by CITBC, not to i) clear and resolve any questions of non-compliance of documents, or ii) give any instructions as to acceptances or rejection of any documents or goods.

         7. Each of the Companies agrees that any necessary import, export or other licenses or certificates for the import or handling of the Collateral will have been promptly procured; all foreign and domestic governmental laws and regulations in regard to the shipment and importation of the Collateral, or the financing thereof will have been promptly and full complied with; and any certificates in that regard that CITBC may at any time request will be promptly furnished. In this connection, each of the Companies warrants and represents that all shipments made under any such Letters of Credit are in accordance with the laws and regulations of the countries in which the shipments originate and terminate, and are not prohibited by any such laws and regulations. The Companies assume all risk, liability and responsibility for, and agrees to pay and discharge, all present and future local, state, federal or foreign taxes, duties, or levies. Any embargo, restriction, laws, customs or regulations of any country, state, city, or other political subdivision, where the Collateral is or may be located, or wherein payments are to be made, or wherein drafts may be drawn, negotiated, accepted, or paid, shall be solely the Companies' risk, liability and responsibility.

         8. Upon any payments made to the Issuing Bank under the Letter of Credit Guaranty, CITBC shall acquire by subrogation, any rights, remedies, duties or obligations granted or undertaken by the Companies to the Issuing Bank in any application for Letters of Credit, any standing agreement relating to Letters of Credit or otherwise, all of which shall be deemed to have been granted to CITBC and apply in all respects to CITBC and shall be in addition to any rights, remedies, duties or obligations contained herein.

SECTION 6.  COLLATERAL

         1. As security for the prompt payment in full of all loans and advances made and to be made to the Companies from time to time by CITBC pursuant hereto, as well as to secure the payment in full of the other Obligations, each of the Companies hereby pledges and grants to CITBC a continuing general lien upon and security interest in all of its:

         (a) present and hereafter acquired Inventory;

         (b) present and hereafter acquired Equipment;

         (c) present and future Accounts;

         (d) present and future Documents of Title;

         (e) present and future General Intangibles; and

         (f) present and future Other Collateral.

         2. The security interests granted hereunder shall extend and attach to:

         (a) All Collateral which is presently in existence and which is owned by the Companies or in which the Companies have any interest, whether held by them or others for their account, and, if any Collateral is Equipment, whether the Companies' interest in such Equipment is as owner or lessee or conditional vendee;

         (b) All Equipment whether the same constitutes personal property or fixtures, including, but without limiting the generality of the foregoing, all dies, jigs, tools, benches, tables, accretions, component parts thereof and additions thereto, as well as all accessories, motors, engines and auxiliary parts used in connection with or attached to the Equipment; and

         (c) All Inventory and any portion thereof which may be returned, rejected, reclaimed or repossessed by either CITBC or the Companies from the Companies' customers, as well as to all supplies, goods, incidentals, packaging materials, labels and any other items which contribute to the finished goods or products manufactured or processed by the Companies, or to the sale, promotion or shipment thereof.

         3. The Companies agree to safeguard, protect and hold all Inventory for CITBC's account and make no disposition thereof except in the regular course of the business of the Companies as herein provided. Until CITBC has given the Companies notice to the contrary, as provided for below, any Inventory may be sold and shipped by the Companies to their customers in the ordinary course of their business, on open account and on terms currently being extended by them to their customers, provided that all proceeds of all sales (including cash, accounts receivable, checks, notes, instruments for the payment of money and similar proceeds) are forthwith transferred, endorsed, and turned over and delivered to CITBC in accordance with Section 3, Paragraph 4 of this Financing Agreement. CITBC shall have the right to withdraw this permission at any time upon the occurrence of an Event of Default and until such time as such Event of Default is waived or cured to CITBC's satisfaction, in which event no further disposition shall be made of the Inventory by the Companies without CITBC's prior written approval. Cash sales or sales of inventory in which a lien upon, or security interest in, Inventory is retained by the Companies shall be made by the Companies only with the approval of CITBC, and the proceeds of such sales or sales of Inventory for cash shall not be commingled with the Companies' other property, but shall be segregated, held by the Companies in trust for CITBC as CITBC's exclusive property, and shall be delivered immediately by the Companies to CITBC in the identical form received by the Companies by deposit to the Depository Accounts. Upon the sale, exchange, or other disposition of Inventory, as herein provided, the security interest in the Companies' Inventory provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, accounts receivable, contract rights, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sale, exchange or disposition. As to any such sale, exchange or other disposition, CITBC shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation. Notwithstanding the foregoing the Companies may make cash sales of Inventory, provided that (i) the aggregate amount thereof for the Companies during any Fiscal Year does not exceed $50,000 or such Fiscal Year and (ii) the proceeds of such sales are turned over to CITBC by deposit in the Depository Accounts.

         4. Each of the Companies agrees at its own cost and expense to keep the Equipment in as good and substantial repair and condition as the same is now or at the time the lien and security interest granted herein shall attach thereto, reasonable wear and tear excepted, making any and all repairs and replacements when and where necessary. Each of the Companies also agrees to safeguard, protect and hold all Equipment for CITBC's account and make no disposition thereof unless they first obtain the prior written approval of CITBC. Any sale, exchange or other disposition of any Equipment shall only be made by the Companies with the prior written approval of CITBC, and the proceeds of any such sales shall not be commingled with the Companies' other property, but shall be segregated, held by the Companies in trust for CITBC as CITBC's exclusive property, and shall be delivered immediately by the Companies to CITBC in the identical form received by the Companies by deposit to the Depository Accounts. Upon the sale, exchange, or other disposition of the Equipment, as herein provided, the security interest provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, accounts receivable, contract rights, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sales, exchange or disposition. As to any such sale, exchange or other disposition, CITBC shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation. Notwithstanding anything hereinabove contained to the contrary, the Companies may sell, exchange or otherwise dispose of obsolete Equipment or Equipment no longer needed in the Companies' operations, provided, however, that (a) the then book value of the Equipment so disposed of does not exceed $150,000 in the aggregate for the Companies in any Fiscal Year and (b) the proceeds of such sales or dispositions are delivered to CITBC in accordance with the foregoing provisions of this paragraph, except that the Companies may retain and use such proceeds to purchase forthwith replacement Equipment which the Companies determine in their reasonable business judgment to have a collateral value at least equal to the Equipment so disposed of or sold, provided, however, that the aforesaid right shall automatically cease upon the occurrence of an Event of Default which is not cured within any applicable grace period or waived.

         5. The rights and security interests granted to CITBC hereunder are to continue in full force and effect, notwithstanding the termination of this Financing Agreement or the fact that any account maintained in the Companies' name on the books of CITBC may from time to time be temporarily in a credit position, until the final payment in full to CITBC of all Obligations and the termination of this Financing Agreement. Any delay, or omission by CITBC to exercise any right hereunder, shall not be deemed a waiver thereof, or be deemed a waiver of any other right, unless such waiver be in writing and signed by CITBC. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

         6. To the extent that the Obligations are now or hereafter secured by any assets or property other than the Collateral or by the guarantee, endorsement, assets or property of any other person, then CITBC shall have the right in its sole discretion to determine which rights, security, liens, security interests or remedies CITBC shall at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way modifying or affecting any of them, or any of CITBC's rights hereunder.

         7. Any reserves or balances to the credit of the Companies and any other property or assets of the Companies in the possession of CITBC may be held by CITBC as security for any Obligations and applied in whole or partial satisfaction of such Obligations when due. The liens and security interests granted herein and any other lien or security interest CITBC may have in any other assets of the Companies, shall secure payment and performance of all now existing and future Obligations. CITBC may in its discretion charge any or all of the Obligations to the Revolving Loan Accounts of the Companies when due.

         8. The Companies shall give to CITBC, and/or shall cause the appropriate party to give to CITBC, from time to time such pledge or security agreements with respect to General Intangibles and capital stock of the Companies as CITBC shall require to obtain valid first liens thereon.

SECTION 7.  REPRESENTATIONS, WARRANTIES AND COVENANTS

         1. Each of the Companies hereby warrants and represents and/or covenants that: i) the fair value of its assets exceeds the book value of its liabilities; ii) it is generally able to pay its debts as they become due and payable; and iii) it does not have unreasonably small capital to carry on its business as it is currently conducted absent extraordinary and unforeseen circumstances. Each of the Companies further warrants and represents that
Schedule 2 hereto correctly and completely sets forth its chief executive office and all of its Collateral locations; and except for the Permitted Encumbrances, the security interests granted herein constitute and shall at all times constitute the first and only liens on the Collateral; that, except for the Permitted Encumbrances, the Companies are or will be at the time additional Collateral is acquired by them, the absolute owner of the Collateral with full right to pledge, sell, consign, transfer and create a security interest therein, free and clear of any and all claims or liens in favor of others; that the Companies will at their expense forever warrant and, at CITBC's request, defend the same from any and all claims and demands of any other person other than the Permitted Encumbrances; that the Companies will not grant, create or permit to exist, any lien upon or security interest in the Collateral, or any proceeds thereof, in favor of any other person other than the holders of the Permitted Encumbrances; and that the Equipment does not comprise a part of its Inventory and that the Equipment is and will only be used by the Companies in their business and will not be held for sale or lease, or removed from its premises, or otherwise disposed of by the Companies without the prior written approval of CITBC except as otherwise permitted in Section 6, Paragraph 4 of this Financing Agreement.

         2. The Companies agree to maintain books and records pertaining to the Collateral in such detail, form and scope as CITBC shall reasonably require. The Companies agree that CITBC or its agents may enter upon the Companies' premises at any time during normal business hours, and from time to time, for the purpose of inspecting the Collateral, and any and all records pertaining thereto. The Companies agree to afford CITBC prior written notice of any change in the location of any Collateral, other than to locations, that as of the date hereof, are known to CITBC and at which CITBC has filed financing statements and otherwise fully perfected its liens thereon. Each of the Companies is also to advise CITBC promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or on the security interests granted to CITBC therein.

         3. Each of the Companies agrees to: execute and deliver to CITBC, from time to time, solely for CITBC's convenience in maintaining a record of the Collateral, such written statements, and schedules as CITBC may reasonably require, designating, identifying or describing the Collateral pledged to CITBC hereunder. The Companies' failure, however, to promptly give CITBC such statements, or schedules shall not affect, diminish, modify or otherwise limit CITBC's security interests in the Collateral.

         4. The Companies agree to comply with the requirements of all state and federal laws in order to grant to CITBC valid and perfected first security interests in the Collateral, subject only to the Permitted Encumbrances. CITBC is hereby authorized by the Companies to file any financing statements covering the Collateral whether or not the Companies' signature appears thereon. The Companies agree to do whatever CITBC may reasonably request, from time to time, by way of: filing notices of liens, financing statements, amendments, renewals and continuations thereof; cooperating with CITBC's custodians; keeping stock records; transferring proceeds of Collateral to CITBC's possession; and performing such further acts as CITBC may reasonably require in order to effect the purposes of this Financing Agreement.

         5.(a) The Companies agree to maintain insurance on the Equipment and Inventory under such policies of insurance, with such insurance companies, in such reasonable amounts and covering such insurable risks as are at all times reasonably satisfactory to CITBC. All policies covering the Equipment and Inventory are, subject to the rights of any holders of Permitted Encumbrances holding claims senior to CITBC, to be made payable to CITBC, in case of loss, under a standard non-contributory "mortgagee", "lender" or "secured party" clause and are to contain such other provisions as CITBC may require to fully protect CITBC's interest in the Inventory and Equipment and to any payments to be made under such policies. All original policies or true copies thereof are to be delivered to CITBC, premium prepaid, with the loss payable endorsement in CITBC's favor, and shall provide for not less than thirty (30) days prior written notice to CITBC of the exercise of any right of cancellation. At the Companies' request, or if the Companies fail to maintain such insurance, CITBC may arrange for such insurance, but at the Companies' expense and without any responsibility on CITBC's part for: obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence of an Event of Default which is not waived or cured to CITBC's satisfaction, CITBC shall, subject to the rights of any holders of Permitted Encumbrances holding claims senior to CITBC, have the sole right, in the name of CITBC or the Companies, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

         (b)(i) In the event of any loss or damage by fire or other casualty, insurance proceeds relating to Inventory of any Company shall first reduce such Company's Revolving Loans and then the Term Loans and CAPEX Term Loans;

         ii) In the event any part of a Company's Equipment is damaged by fire or other casualty and the insurance proceeds for such damage or other casualty (the "Proceeds") is less than or equal to $100,000.00, CITBC shall promptly apply such Proceeds to reduce such Company's outstanding balance in its Revolving Loan Account.

         iii) As long as an Event of Default has not occurred (which is not cured to CITBC's satisfaction), the Companies' have sufficient business interruption insurance to replace the lost profits of any of the Companies' facilities, and the Proceeds are in excess of $100,000.00, such Company may elect (by delivering written notice to CITBC) to replace, repair or restore such Equipment to substantially the equivalent condition prior to such fire or other casualty as set forth herein. If the Companies do not, or cannot, elect to use the Proceeds as set forth above, CITBC may, subject to the rights of any holders of Permitted Encumbrances holding claims senior to CITBC, apply the Proceeds to the payment of the Obligations in such manner and in such order as CITBC may reasonably elect.

         iv) If a Company elects to use the Proceeds for the repair, replacement or restoration of any Equipment, and there is then no Event of Default, i) proceeds of insurance on Equipment in excess of $100,000.00 will be applied to the reduction of the Revolving Loans of such Company and ii) CITBC may set up a reserve against Availability for an amount equal to the proceeds referred to in clause i) hereof. The reserve will be reduced dollar-for-dollar upon receipt of non-cancelable executed purchase orders, delivery receipts or contracts for the replacement, repair or restoration of Equipment and disbursements in connection therewith.

         (v) The Companies agree to pay any reasonable costs, fees or expenses which CITBC may reasonably incur in connection herewith.

         6. Each of the Companies agrees to pay, when due, all taxes, assessments, claims and other charges (herein "taxes") lawfully levied or assessed upon the Companies or the Collateral and if such taxes remain unpaid after the date fixed for the payment thereof unless such taxes are being diligently contested in good faith by the Companies by appropriate proceedings or if any lien shall be claimed thereunder x) for taxes due the United States of America or y) which in CITBC's opinion might create a valid obligation having priority over the rights granted to CITBC herein, CITBC may, on the Companies' behalf, pay such taxes, and the amount thereof shall be an Obligation secured hereby and due to CITBC on demand.

         7. Each of the Companies: (a) agrees to comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official, which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the operation of the Companies' business; provided that the Companies may contest any acts, rules, regulations, orders and directions of such bodies or officials in any reasonable manner which will not, in CITBC's reasonable opinion, materially and adversely effect CITBC's rights or priority in the Collateral; (b) agrees to comply with all environmental statutes, acts, rules, regulations or orders as presently existing or as adopted or amended in the future, applicable to the ownership and/or use of its real property and operation of its business, which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the operation of the business of the Companies. Each of the Companies hereby jointly and severally indemnifies CITBC and agrees to defend and hold CITBC harmless from and against any and all loss, damage, claim, liability, injury or expense which CITBC may sustain or incur (other than as a result of actions of CITBC) in connection with: any claim or expense asserted against CITBC as a result of any environmental pollution, hazardous material or environmental clean-up of the Companies' real property; or any claim or expense which results from the Companies' operations (including, but not limited to, the Companies' off-site disposal practices) and the Companies further agree that this indemnification shall survive termination of this Financing Agreement as well as the payment of all Obligations or amounts payable hereunder; and (c) shall not be deemed to have breached any provision of this Paragraph 7 if (i) the failure to comply with the requirements of this Paragraph 7 resulted from good faith error or innocent omission, (ii) the Companies promptly commence and diligently pursues a cure of such breach and
(iii) such failure is cured within fifteen (15) business days following the Companies' receipt of notice of such failure.

         8. Until termination of the Financing Agreement and payment and satisfaction of all Obligations due hereunder, the Companies agree that, unless CITBC shall have otherwise consented in writing, the Companies will furnish to CITBC, within ninety (90) days after the end of each Fiscal Year of the Companies, an audited Consolidated Balance Sheet and an audited Consolidating Balance Sheet as at the close of such year, and statements of profit and loss, cash flow and reconciliation of surplus of Parent, the Companies and all subsidiaries of each for such year, audited by independent public accountants selected by the Companies and satisfactory to CITBC; within sixty (60) days after the end of each Fiscal Quarter a Consolidated Balance Sheet and Consolidating Balance Sheet as at the end of such period and statements of profit and loss, cash flow and surplus of Parent, the Companies and all subsidiaries of each, certified by an authorized financial or accounting officer of the Companies; and within thirty (30) days after the end of each month a Consolidated Balance Sheet as at the end of such period and statements of profit and loss, cash flow and surplus of the Companies and all subsidiaries for such period, certified by an authorized financial or accounting officer of the Companies; and from time to time, such further information regarding the business affairs and financial condition of the Parent, the Companies and/or any subsidiaries thereof as CITBC may reasonably request, including without limitation (a) the accountant's management practice letter and (b) annual cash flow projections in form satisfactory to CITBC. Each financial statement which the Companies are required to submit hereunder must be accompanied by an officer's certificate, signed by the President, Vice President, Controller, or Treasurer, pursuant to which any one such officer must certify that: (i) the financial statement(s) fairly and accurately represent(s) the Companies' financial condition at the end of the particular accounting period, as well as the Companies' operating results during such accounting period, subject to year-end audit adjustments; (ii) during the particular accounting period: (x) there has been no Default or Event of Default under this Financing Agreement, provided, however, that if any such officer has knowledge that any such Default or Event of Default, has occurred during such period, the existence of and a detailed description of same shall be set forth in such officer's certificate; and (y) the Companies have not received any notice of cancellation with respect to its property insurance policies; and (iii) the exhibits attached to such financial statement(s) constitute detailed calculations showing compliance with all financial covenants contained in this Financing Agreement.

         9. Until termination of the Financing Agreement and payment and satisfaction of all Obligations due hereunder, the Companies agree that, without the prior written consent of CITBC, except as otherwise herein provided, the Companies will not:

         A. Mortgage, assign, pledge, transfer or otherwise permit any lien, charge, security interest, encumbrance or judgment, (whether as a result of a purchase money or title retention transaction, or other security interest, or otherwise) to exist on any of its assets or goods, whether real, personal or mixed, whether now owned or hereafter acquired, except for the Permitted Encumbrances;

         B. Incur or create any Indebtedness other than the Permitted Indebtedness;

         C. Borrow any money on the security of the Collateral from sources other than CITBC;

         D. Sell, lease, assign, transfer or otherwise dispose of i) Collateral, except as otherwise specifically permitted by this Financing Agreement, or ii) either all or substantially all of their assets, which do not constitute Collateral;

         E. Merge, consolidate or otherwise alter or modify its corporate name, principal place of business, structure, status or existence, or enter into or engage in any operation or activity materially different from that presently being conducted by the Companies, except that the Companies may (i) merge with each other and/or (ii) change their corporate name or address; provided that in any instance under clauses (i) and (ii) (x) the Companies shall give CITBC thirty (30) days prior written notice thereof and (y) the Companies shall execute and deliver prior to or simultaneously with any such action any and all documents and agreements requested by CITBC (including, without limitation, any and all U.C.C. financing statements) to confirm (A) the assumption by the surviving corporation of all Obligations to CITBC of the other company so merged, (B) the continuation and preservation of all security interests and liens granted to CITBC hereunder and (C) that such surviving corporation adopts, ratifies and confirms its agreement to be bound by and comply with this Financing Agreement;

         F. Assume, guarantee, endorse, or otherwise become liable upon the obligations of any person, firm, entity or corporation, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

         G. Declare or pay any dividend of any kind on, or purchase, acquire, redeem or retire, any of the capital stock or equity interest, of any class whatsoever, whether now or hereafter outstanding, except that the Companies may consummate the Redemption and declare and pay dividends on their capital stock in an amount sufficient to enable the Parent to a) redeem the capital stock owned by its retired, deceased or terminated officers or shareholders which the Parent is contractually obligated to redeem, provided that in no event shall the aggregate amount of such dividend under this clause
                  (a) exceed $75,000.00 in the aggregate in any Fiscal Year; b) pay income or franchise taxes of the Companies due as a result of the filing of a consolidated, combined or unitary tax return in which the operations of the Companies are included, and c) pay quarterly dividends commencing after the end of the Fiscal Quarter ending March 31, 1996 to enable the Parent to make scheduled interest payments on the Additional Seller Subordinated Note provided that (x) the Companies' consolidated Fixed Charge Coverage Ratio for the 12 month period then ending (or in case of any payment date occurring prior to one (1) year after the date of this Financing Agreement for the period from the date of this Financing Agreement to such payment date) is not less than 1.0 to 1.0,
                  (y) the Companies' average daily Availability for the 90 day period then ending was $500,000 or more and all of the Companies' debts, obligations and payables are current in accordance with their usual business practices and (z) the total amount of such dividends paid in any Fiscal Year does not exceed $185,000 in the aggregate provided that clauses (x) and (y) shall apply only so long as Term Loan B remains outstanding and unpaid; provided, further, that, in any instance under this paragraph G, after giving effect to such payment, no Default or Event of Default has occurred hereunder;

         H. Make any advance or loan to, or any investment in, any firm, entity, person or corporation, except loans and advances from PCC to PCII not to exceed $750,000 in the aggregate at any time outstanding; or

         I. Pay (x) total compensation to its Executive Officers, in the aggregate, in excess of $700,000.00 during any calendar year,
                  (y) total management, consulting or other fees to Parent in excess of $200,000 in the aggregate during any calendar year; provided that each of such amounts shall be increased by an amount equal to five percent (5%) thereof as of the first day of each year hereafter commencing on January 1, 1997.

         10. Until termination of the Financing Agreement and payment and satisfaction in full of all Obligations hereunder, the Companies shall:

         (a) maintain at the end of each month below a consolidated Net Worth of the Companies of not less than the amount set forth below for the applicable month:

         Month Ending                                      Net Worth
         On the date hereof and
         on December 31, 1995                              $6,300,000
         January 31, 1996                                  $6,382,000
         February 29, 1996                                 $6,446,000
         March 31, 1996                                    $6,501,000
         April 30, 1996                                    $6,506,000
         May 31, 1996                                      $6,532,000
         June 30, 1996                                     $6,563,000
         July 31, 1996                                     $6,555,000
         August 31, 1996                                   $6,590,000
         September 30, 1996                                $6,657,000
         October 31, 1996                                  $6,724,000
         November 30, 1996                                 $6,935,000
         December 31, 1996                                 $7,135,000
         January 1, 1997                                   $7,289,000
         February 28, 1997                                 $7,422,000
         March 31, 1997                                    $7,546,000
         April 30, 1997                                    $7,614,000
         May 31, 1997                                      $7,706,000
         June 30, 1997                                     $7,805,000
         July 31, 1997                                     $7,860,000
         August 31, 1997                                   $7,964,000
         September 30, 1997                                $8,106,000
         October 31, 1997                                  $8,251,000
         November 30, 1997                                 $8,388,000
         December 31, 1997                                 $8,514,000
         January 31, 1998                                  $8,664,000
         February 28, 1998                                 $8,790,000
         March 31, 1998                                    $8,907,000
         April 30, 1998                                    $8,964,000
         May 31, 1998                                      $9,047,000
         June 30, 1998                                     $9,138,000
         July 31, 1998                                     $9,181,000
         August 31, 1998                                   $9,280,000
         September 30, 1998                                $9,421,000
         October 31, 1998                                  $9,567,000
         November 30, 1998                                 $9,705,000
         December 31, 1998 and the last
          day of each month in each Fiscal
          Year thereafter                                  $9,830,000

         (b) maintain at the end of each month during each Fiscal Year a consolidated Fixed Charge Coverage Ratio of the Companies calculated for the 12 month period then ending (or in case of any calculation date occurring prior to one (1) year after the date of this Financing Agreement for the period from the date of this Financing Agreement to such calculation date) of not less than 1.0 to 1.0.

         (c) maintain at the end of each month set forth below a consolidated Leverage Ratio of the Companies of no more than the ratio set forth below for the applicable month:

         Months Ending                                     Ratio

         January 31, 1996                                  5.4 to 1.0
         February 29, 1996                                 5.3 to 1.0
         March 31, April 30, and May 31, 1996              5.2 to 1.0
         June 30, 1996                                     5.3 to 1.0
         July 31 and August 31, 1996                       5.4 to 1.0
         September 30, 1996                                5.5 to 1.0
         October 31, 1996                                  5.4 to 1.0
         November 30, 1996                                 5.3 to 1.0
         December 31, 1996                                 5.1 to 1.0
         January 31, 1997                                  4.9 to 1.0
         February 28, 1997                                 4.7 to 1.0
         March 31, April 30, May 31, June 30,
          July 31, August 31, and September 30, 1997       4.5 to 1.0
         October 31, 1997                                  4.4 to 1.0
         November 30, 1997                                 4.3 to 1.0
         December 31, 1997                                 4.2 to 1.0
         January 31, 1998                                  4.0 to 1.0
         February 28, 1998                                 3.9 to 1.0
         March 31, April 30, and May 31, 1998              3.7 to 1.0
         June 30, 1998                                     3.6 to 1.0
         July 31, August 31, and September 30, 1998        3.7 to 1.0
         October 31, 1998                                  3.6 to 1.0
         November 30 and December 31, 1998 and
          each month end in each Fiscal Year thereafter    3.5 to 1.0

         (d) achieve a consolidated EBITDA calculated at the end of each month below for the 12 month period then ending (or in case of any calculation date occurring prior to one (1) year after the date of this Financing Agreement for the period from the date of this Financing Agreement to such calculation date) of not less than the amount set forth below for the applicable month:


         Month Ending                                      EBITDA

         January 31, 1996                                  $506,000
         February 29, 1996                                 $981,000
         March 31, 1996                                    $1,442,000
         April 30, 1996                                    $1,823,000
         May 31, 1996                                      $2,238,000
         June 30, 1996                                     $2,663,000
         July 31, 1996                                     $3,035,000
         August 31,  1996                                  $3,479,000
         September 30, 1996                                $3,977,000
         October 31, 1996                                  $4,494,000
         November 30, 1996                                 $5,251,000
         December 31,1996                                  $5,990,000
         January 31, 1997                                  $6,156,000
         February 28, 1997                                 $6,318,000
         March 31, 1997                                    $6,479,000
         April 30, 1997                                    $6,622,000
         May 31, 1997                                      $6,771,000
         June 30, 1997                                     $6,921,000
         July 31, 1997                                     $7,061,000
         August 31,  1997                                  $7,212,000
         September 30, 1997                                $7,372,000
         October 31, 1997                                  $7,533,000
         November 30, 1997                                 $7,442,000
         December 31,1997                                  $7,350,000
         January 31, 1998                                  $7,371,000
         February 28, 1998                                 $7,388,000
         March 31, 1998                                    $7,403,000
         April 30, 1998                                    $7,406,000
         May 31, 1998                                      $7,414,000
         June 30, 1998                                     $7,424,000
         July 31, 1998                                     $7,424,000
         August 31,  1998                                  $7,435,000
         September 30, 1998                                $7,452,000
         October 31, 1998                                  $7,471,000
         November 30, 1998                                 $7,489,000
         December 31,1998                                  $7,504,000

         11. Without the prior written consent of CITBC, the Companies will not:
a) enter into any Operating Lease if after giving effect thereto the aggregate obligations with respect to Operating Leases of the Companies during any Fiscal Year would exceed $100,000.00 or b) contract for, purchase, make expenditures for, lease pursuant to a Capital Lease or otherwise incur obligations with respect to Capital Expenditures (whether subject to a security interest or otherwise) during any period below in the aggregate amount for the Companies in excess of the amount set forth for said period:

         a) $3,700,000.00 for the period commencing on the date hereof and ending December 31, 1996;

         b)       $3,400,000.00 for the Fiscal Year ending December 31, 1997;

         c) $3,200,000.00 for the Fiscal Year ending December 31, 1998, and for each Fiscal Year thereafter.

         12. The Companies agree to advise CITBC in writing of: a) all expenditures (actual or anticipated) in excess of $150,000.00 for x) environmental clean-up, y) environmental compliance or z) environmental testing and the impact of said expenses on the Companies' Working Capital; and b) any notices the Companies receive from any local, state or federal authority advising the Companies of any environmental liability (real or potential) stemming from the Companies' operations, premises, waste disposal practices, or waste disposal sites used by the Companies and to provide CITBC with copies of all such notices if so required.

         13. Without the prior written consent of CITBC, the Companies agree that they will not enter into any transaction, including, without limitation, any purchase, sale, lease, loan or exchange of property with the Parent, any of the Companies or any subsidiary or affiliate of either the Companies or Parent.

SECTION 8.  INTEREST, FEES AND EXPENSES

         1. Interest on the Revolving Loans shall be payable monthly as of the end of each month and shall be an amount equal to (a) one-half of one percent (1/2 of 1%) plus the Chemical Bank Rate per annum on the average of the net balances owing by the Company to CITBC in the Companies' Revolving Loan Accounts at the close of each day during such month on balances other than Libor Loans and (b) two and three-quarters percent (2 3/4%) plus the applicable Libor on any Libor Loan, in each case on a per annum basis on the average of the net balances owing by the Companies to CITBC in the Companies' Revolving Loan Accounts at the close of each day during such month. In the event of any change in said Chemical Bank Rate, the rate hereunder shall change, as of the first of the month following any change, so as to remain one-half of one percent (1/2 of 1%) above the Chemical Bank Rate. The rate hereunder shall be calculated based on a 360-day year. CITBC shall be entitled to charge the Companies Revolving Loan Accounts at the rate provided for herein when due until all Obligations have been paid in full.

         2. Interest on the Term Loan A shall be payable monthly as of the end of each month on the unpaid balance or on payment in full prior to maturity in an amount equal to (a) one and one-half percent (1 1/2%) plus the Chemical Bank Rate per annum on balances other than Libor Loans and (b) three and one-quarter percent (3 1/4%) plus the applicable Libor on any Libor Loan, in each case on a per annum basis on the average of the net balance of Term Loan A owing by the Companies to CITBC at the close of each day during such month. In the event of any change in said Chemical Bank Rate, the rate hereunder shall change, as of the first of the month following any change, so as to remain one and one-quarter percent (1 1/2%) above the Chemical Bank Rate. The rate hereunder shall be calculated based on a 360 day year. CITBC shall be entitled to charge the Companies' Revolving Loan Accounts at the rate provided for herein when due until all Obligations have been paid in full.

         3. Interest on the Term Loan B shall be payable monthly as of the end of each month on the unpaid balance or on payment in full prior to maturity in an amount equal to two and one-half percent (2 1/2%) plus the Chemical Bank Rate per annum on the average of the net balance of Term Loan B owing by the Company to CITBC at the close of each day during such month. In the event of any change in said Chemical Bank Rate, the rate hereunder shall change, as of the first of the month following any change, so as to remain two and one-half percent (2 1/2%) above the Chemical Bank Rate. The rate hereunder shall be calculated based on a 360 day year. CITBC shall be entitled to charge the Companies' Revolving Loan Accounts at the rate provided for herein when due until all Obligations have been paid in full.

         4. Interest on the CAPEX Term Loans shall be payable monthly as of the end of each month on the unpaid balance or on payment in full prior to maturity in an amount equal to (a) one and one-half percent (1 1/2%) plus the Chemical Bank Rate per annum on balances other than Libor Loans and (b) three and one-quarter percent (3 1/4%) plus the applicable Libor on any Libor Loan, in each case on a per annum basis on the average of the net balance of CAPEX Term Loans owing by the Companies to CITBC at the close of each day during such month. In the event of any change in said Chemical Bank Rate, the rate hereunder shall change, as of the first of the month following any change, so as to remain one and one-half percent (1 1/2%) above the Chemical Bank Rate. The rate hereunder shall be calculated based on a 360 day year. CITBC shall be entitled to charge the Companies' Revolving Loan Accounts at the rate provided for herein when due until all Obligations have been paid in full.

         5. The Companies may elect to use Libor as to any other outstanding Revolving Loans, Term Loans and/or CAPEX Term Loans provided A) there is then no Default or Event of Default, B) the Companies have so advised CITBC of their election to use Libor and the Libor Period selected no later than three (3) Business Days preceding the first day of a Libor Period and C) the election and Libor shall be effective, provided, there is then no Default or Event of Default, on the fourth Business Day following said notice. The Libor elections must be for $1,000,000 or whole multiples thereof and there shall be no more than three (3) Libor Loans outstanding at one time. If no such election is timely made or can be made, or if the Libor rate can not be determined, then CITBC shall use the Chemical Bank Rate to compute interest. In the event the Companies request any Libor election the Companies shall pay to CITBC a $500 processing fee upon the effective date of each such Libor election hereunder. In addition, the Companies shall pay to CITBC, upon the request of CITBC such amount or amounts as shall compensate CITBC for any loss, costs or expenses incurred by CITBC (as reasonably determined by CITBC) as a result of: (i) any payment or prepayment on a date other than the last day of a Libor Period for such Libor Loan, or (ii) any failure of the Companies to borrow a Libor Loan on the date for such borrowing specified in the relevant notice; such compensation to include, without limitation, an amount equal to any loss or expense suffered by CITBC during the period from the date of receipt of such payment or prepayment or the date of such failure to borrow to the last day of such Libor Period if the rate of interest obtained by CITBC upon the reemployment of an amount of funds equal to the amount of such payment, prepayment or failure to borrow is less than the rate of interest applicable to such Libor Loan for such Libor Period. The determination by CITBC of the amount of any such loss or expense, when set forth in a written notice to the Companies, containing CITBC calculations thereof in reasonable detail, shall be conclusive on the Companies, in the absence of manifest error.

         6. In consideration of the Letter of Credit Guaranty of CITBC, the Companies shall jointly and severally pay CITBC the Letter of Credit Guaranty Fee which shall be an amount equal to (i) one and three quarters percent (1 3/4%) of the face amount of each documentary Letters of Credit payable upon date of issuance thereof and (ii) one and three quarters percent (1 3/4%) per annum, payable monthly, on the face amount of each standby Letter of Credit.

         7. Any charges, fees, commissions, costs and expenses charged to CITBC for the Companies' account by any Issuing Bank in connection with or arising out of Letters of Credit issued pursuant to this Financing Agreement or out of transactions relating thereto will be charged to the Companies' Revolving Loan Accounts in full when charged to or paid by CITBC and when made by any such Issuing Bank shall be conclusive on CITBC.

         8. The Companies shall jointly and severally reimburse or pay CITBC, as the case may be, for: i) all Out-of-Pocket Expenses of CITBC and b) any applicable Documentation Fee.

         9. Upon the last Business Day of each month, commencing with the last day of the month in which this Financing Agreement is executed the Companies shall jointly and severally pay CITBC the Line of Credit Fee.

         10. To induce CITBC to enter into this Financing Agreement and to extend to the Company the Revolving Loans, Letters of Credit, Term Loans and the CAPEX Term Loan(s), the Companies shall jointly and severally pay to CITBC (i) a Loan Facility Fee in the amount of $200,000 payable upon execution of this Financing Agreement and (ii) an additional Loan Facility Fee in the amount of $150,000 payable no later than December 31, 1996, provided that in the event that on such date the Companies (x) are not in compliance with all of the terms and provisions of this Financing Agreement or after giving effect to such payment, the Companies would not be in compliance with all of the terms and provisions of this Financing Agreement or (y) after giving effect to such payment, would be left with insufficient Availability under the Line of Credit to meet their obligations as they come due, the due date of such fee shall be extended from December 31, 1996 to March 31, 1997. Any unpaid portion of such fee shall be due and payable upon any termination of this Financing Agreement. The Commitment Fee in the amount of $75,000 paid to CITBC upon execution of the CITBC Commitment Letter and the Good Faith Deposit in the amount of $15,000 paid to CITBC in conjunction with a certain financing proposal letter will (in each case net of CITBC expenses) be credited against the Loan Facility Fee upon the initial funding hereunder.

         11. Upon the date hereof and on such annual anniversary hereof the Companies shall jointly and severally pay to CITBC the Collateral Management Fee, which shall be fully earned and not refundable or rebateable when due.

         12. The Companies shall jointly and severally pay CITBC's standard charges for, and the fees and expenses of, the CITBC personnel used by CITBC for reviewing the books and records of the Companies and for verifying, testing protecting, safeguarding, preserving or disposing of all or any part of the Collateral provided, however, that the foregoing shall not be payable until the occurrence of an Event of Default if the Companies are paying a Collateral Management Fee.

         13. Each of the Companies hereby authorizes CITBC to charge its Revolving Loan Account with CITBC with the amount of all payments due hereunder as such payments become due. Each of the Companies confirms that any charges which CITBC may so make to the Companies' Revolving Loan Accounts as herein provided will be made as an accommodation to the Companies and solely at CITBC's discretion. CITBC may in its sole and absolute discretion allocate any of the above fees and/or any other payments due under this Financing Agreement to the Companies' respective Revolving Loan Accounts in any proportion that CITBC may decide.

SECTION 9.  POWERS

         Each of the Companies hereby constitutes CITBC or any person or agent CITBC may designate as its attorney-in-fact, at the Companies' cost and expense, to exercise all of the following powers, which being coupled with an interest, shall be irrevocable until all of the Companies' Obligations to CITBC have been paid in full:

         (a) To receive, take, endorse, sign, assign and deliver, all in the name of CITBC or the Companies, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral;

         (b) To receive, open and dispose of all mail addressed to the Companies and to notify postal authorities to change the address for delivery thereof to such address as CITBC may designate;

         (c) To request from customers indebted on Accounts at any time, in the name of CITBC or the Companies or that of CITBC's designee, information concerning the amounts owing on the Accounts;

         (d) To transmit to customers indebted on Accounts notice of CITBC's interest therein and to notify customers indebted on Accounts to make payment directly to CITBC for the Companies' account; and

         (e) To take or bring, in the name of CITBC or the Companies, all steps, actions, suits or proceedings deemed by CITBC necessary or desirable to enforce or effect collection of the Accounts.

         Notwithstanding anything hereinabove contained to the contrary, the powers set forth in (b), (d) and (e) above may only be exercised after the occurrence of an Event of Default and until such time as such Event of Default is waived or cured to CITBC's satisfaction. In addition, the powers set forth in
(c) above will only be exercised in the name of the Companies or a certified public accountant designated by CITBC prior to the occurrence of such Event of Default.

SECTION 10.  EVENTS OF DEFAULT AND REMEDIES

         1. Notwithstanding anything hereinabove to the contrary, CITBC may terminate this Financing Agreement immediately upon the occurrence of any of the following (herein "Events of Default"):

         a) cessation of the business of the Companies, or any one of them, or the calling of a meeting of the creditors of the Companies, or any one of them, for purposes of compromising their debts and obligations;

         b) the failure of the Companies, or any one of them, to generally meet debts as they mature;

         c) the commencement by or against the Companies, or any one of them, of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law, provided that in the event of any involuntary proceeding commenced against the Companies such proceeding is not dismissed or discharged within thirty (30) days after commencement thereof;

         d) breach by the Companies, or any one of them, of any warranty, representation or covenant contained herein (other than those referred to in sub-paragraph e below) or in any other written agreement between the Companies or CITBC, provided that such breach by the Companies of any of the warranties, representations or covenants referred in this clause d shall not be deemed to be an Event of Default unless and until such breach shall remain unremedied to CITBC's satisfaction for a period of ten (10) days from the date of such breach;

         e) breach by the Companies, or any one of them, of any warranty, representation or covenant of Section 3, Paragraphs 3 (other than the third sentence of paragraph 3) and 4; Section 6, Paragraphs 3 and 4 (other than the first sentence of paragraph
                  4); Section 7, Paragraphs 1,5,6, and 9 through 11;

          f) failure of the Companies to pay any of the Obligations within five (5) Business Days of the due date thereof, provided that nothing contained herein shall prohibit CITBC from charging such amounts to the Companies' Revolving Loan Accounts on the due date thereof;

         g) the Companies, or any one of them, shall i) engage in any "prohibited transaction" as defined in ERISA, ii) have any "accumulated funding deficiency" as defined in ERISA, iii) have any Reportable Event as defined in ERISA, iv) terminate any Plan, as defined in ERISA or v) be engaged in any proceeding in which the Pension Benefit Guaranty Corporation shall seek appointment, or is appointed, as trustee or administrator of any Plan, as defined in ERISA, and with respect to this sub-paragraph h such event or condition x) remains uncured for a period of thirty (30) days from date of occurrence and y) could, in the reasonable opinion of CITBC, subject the Companies to any tax, penalty or other liability material to the business, operations or financial condition of the Companies;

         h) without the prior written consent of CITBC, the Companies shall x) amend or modify the Subordinated Debt, or y) make any payment on account of the Subordinated Debt except as permitted in the Subordination Agreement;

         i) the Companies sustain (x) a consolidated loss in excess of $950,000 in the Fiscal Year ending December 31, 1996 or (y) any consolidated loss in any Fiscal Year thereafter, all as determined in accordance with GAAP;

         j) the occurrence of any default or event of default (after giving effect to any applicable grace or cure periods) under any instrument or agreement evidencing (x) Subordinated Debt or (y) any other Indebtedness of the Companies having a principal amount in excess of $250,000; or

         k) William Spell or John C. van Osnabrugge ceases for any reason whatsoever (other than as a result of death) to be actively engaged in the management of the Companies or the stock of (i) the Companies presently held (directly or indirectly) by Parent or (ii) Parent presently held (directly or indirectly) by William Spell is transferred.

         2. Upon the occurrence of a Default and/or an Event of Default, at the option of CITBC, all loans, advances and extensions of credit provided for in Sections 3, 4 and 5 of this Financing Agreement shall be thereafter in CITBC's sole discretion and the obligation of CITBC to make Revolving Loans, open Letters of Credit, and/or make CAPEX Term Loans shall cease unless such Default or Event of Default is waived in writing by CITBC or cured to CITBC's satisfaction, and at the option of CITBC upon the occurrence of an Event of
Default: i) all Obligations shall become immediately due and payable; ii) CITBC may charge the Companies the Default Rate of Interest on all then outstanding or thereafter incurred Obligations in lieu of the interest provided for in Section 8 of this Financing Agreement provided that respect to this clause ii) a) CITBC has given the Company written notice of the Event of Default, provided, however, that no notice is required if the Event of Default is the Event listed in paragraph 1(c) of this Section 10 and b) the Companies have failed to cure the Event of Default within ten (10) days after x) CITBC deposited such notice in the United States mail or y) the occurrence of the Event of Default listed in paragraph 1(c) of this Section 10; and iii) CITBC may immediately terminate this Financing Agreement upon notice to the Companies, provided, however, that no notice of termination is required if the Event of Default is the Event listed in paragraph 1(c) of this Section 10. The exercise of any option is not exclusive of any other option which may be exercised at any time by CITBC.

         3. Immediately upon the occurrence of any Event of Default, CITBC may to the extent permitted by law: (a) remove from any premises where same may be located any and all documents, instruments, files and records, and any receptacles or cabinets containing same, relating to the Accounts, or CITBC may use, at the Companies' expense, such of the Companies' personnel, supplies or space at the Companies' places of business or otherwise, as may be necessary to properly administer and control the Accounts or the handling of collections and realizations thereon; (b) bring suit, in the name of the Companies or CITBC, and generally shall have all other rights respecting said Accounts, including without limitation the right to: accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on any Accounts and issue credits in the name of the Companies or CITBC; (c) sell, assign and deliver the Collateral and any returned, reclaimed or repossessed merchandise, with or without advertisement, at public or private sale, for cash, on credit or otherwise, at CITBC's sole option and discretion, and CITBC may bid or become a purchaser at any such sale, free from any right of redemption, which right is hereby expressly waived by the Companies; (d) foreclose the security interests created herein by any available judicial procedure, or to take possession of any or all of the Inventory, Equipment and/or Other Collateral without judicial process, and to enter any premises where any Inventory, Equipment and/or Other Collateral may be located for the purpose of taking possession of or removing the same and (e) exercise any other rights and remedies provided in law, in equity, by contract or otherwise. CITBC shall have the right, without notice or advertisement, to sell, lease, or otherwise dispose of all or any part of the Collateral whether in its then condition or after further preparation or processing, in the name of the Companies or CITBC, or in the name of such other party as CITBC may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such other terms and conditions as CITBC in its sole discretion may deem advisable, and CITBC shall have the right to purchase at any such sale. If any Inventory and Equipment shall require rebuilding, repairing, maintenance or preparation, CITBC shall have the right, at its option, to do such of the aforesaid as is necessary, for the purpose of putting the Inventory and Equipment in such saleable form as CITBC shall deem appropriate. The Companies agree, at the request of CITBC, to assemble the Inventory and Equipment and to make it available to CITBC at premises of the Companies or elsewhere and to make available to CITBC the premises and facilities of the Companies for the purpose of CITBC's taking possession of, removing or putting the Inventory and Equipment in saleable form. However, if notice of intended disposition of any Collateral is required by law, it is agreed that ten (10) days notice shall constitute reasonable notification and full compliance with the law. The net cash proceeds resulting from CITBC's exercise of any of the foregoing rights, (after deducting all charges, costs and expenses, including reasonable attorneys' fees) shall be applied by CITBC to the payment of the Companies' Obligations, whether due or to become due, in such order as CITBC may elect, and the Companies shall remain liable to CITBC for any deficiencies, and CITBC in turn agrees to remit to the Companies or their successors or assigns, any surplus resulting therefrom. The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative.

SECTION 11. TERMINATION

         Except as otherwise permitted herein, the Companies or CITBC may terminate this Financing Agreement and the Line of Credit only as of the initial or any subsequent Anniversary Date and then only by giving the other at least sixty (60) days prior written notice of termination. Notwithstanding the foregoing CITBC may terminate the Financing Agreement immediately upon the occurrence of an Event of Default, provided, however, that if the Event of Default is an event listed in paragraph 1(c) of Section 10 of this Financing Agreement, CITBC may regard the Financing Agreement as terminated and notice to that effect is not required. This Financing Agreement, unless terminated as herein provided, shall automatically continue from Anniversary Date to Anniversary Date. Notwithstanding the foregoing, the Companies may terminate this Financing Agreement and the Line of Credit prior to any applicable Anniversary Date upon sixty (60) days' prior written notice to CITBC, provided that the Companies pay to CITBC immediately on demand, an Early Termination Fee and the Prepayment Premium, if applicable. Termination by either of the Companies shall constitute termination with respect to all Companies. All Obligations shall become due and payable as of any termination hereunder or under Section 10 hereof and, pending a final accounting, CITBC may withhold any balances in the Companies' accounts (unless supplied with an indemnity satisfactory to CITBC) to cover all of the Companies' Obligations, whether absolute or contingent. All of CITBC's rights, liens and security interests shall continue after any termination until all Obligations have been paid and satisfied in full.

SECTION 12.  MISCELLANEOUS

         1. Each of the Companies hereby waives diligence, demand, presentment and protest and any notices thereof as well as notice of nonpayment. No delay or omission of CITBC or the Companies to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by CITBC of any right or remedy precludes any other or further exercise thereof, or precludes any other right or remedy.

         2. This Financing Agreement and the documents executed and delivered in connection therewith constitute the entire agreement between the Companies and CITBC; supersede any prior agreements; can be changed only by a writing signed by both the Companies and CITBC; and shall bind and benefit the Company and CITBC and their respective successors and assigns.

         3. In no event shall the Companies, upon demand by CITBC for payment of any indebtedness relating hereto, by acceleration of the maturity thereof, or otherwise, be obligated to pay interest and fees in excess of the amount permitted by law. Regardless of any provision herein or in any agreement made in connection herewith, CITBC shall never be entitled to receive, charge or apply, as interest on any indebtedness relating hereto, any amount in excess of the maximum amount of interest permissible under applicable law. If CITBC ever receives, collects or applies any such excess, it shall be deemed a partial repayment of principal and treated as such; and if principal is paid in full, any remaining excess shall be refunded to the Companies. This paragraph shall control every other provision hereof and of any other agreement made in connection herewith.

         4. If any provision hereof or of any other agreement made in connection herewith is held to be illegal or unenforceable, such provision shall be fully severable, and the remaining provisions of the applicable agreement shall remain in full force and effect and shall not be affected by such provision's severance. Furthermore, in lieu of any such provision, there shall be added automatically as a part of the applicable agreement a legal and enforceable provision as similar in terms to the severed provision as may be possible.

         5. THE COMPANIES AND CITBC EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS FINANCING AGREEMENT. EACH OF THE COMPANIES HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED.

         6. Except as otherwise herein provided, any notice or other communication required hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered when hand delivered or sent by telegram or telex, or three days after deposit in the United State mails, with proper first class postage prepaid and addressed to the party to be notified as follows:

         (A) if to CITBC, at:

                  The CIT Group/Business Credit, Inc.
                  10 South LaSalle Street
                  Chicago, IL 60603
                  Attn: Michael Egan, Vice President and Regional Manager Fax No.: (312) 443-0139

         (B) if to the Companies at:
                  Peerless Chain Company
                  1416 East Sanborn Street
                  Winona, MN  55987-5349
                  Attn: John C. van Osnabrugge
                  Fax No.: (507) 457-9241

                  with copy to:

                  William Spell
                  Discus Acquisition Corporation
                  2430 Metropolitan Center
                  333 S. Hope Street
                  Minneapolis, MN 55402
                  Fax No.: (612) 371-9651

or to such other address as any party may designate for itself by like notice.

         7.  THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS
FINANCING AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE  STATE
OF ILLINOIS.

         IN WITNESS WHEREOF, the parties hereto have caused this Financing Agreement to be executed and delivered by their proper and duly authorized officers as of the date set forth above.

                                     Very truly yours,

                                     THE CIT GROUP/BUSINESS
                                     CREDIT, INC.

                                     By Michael Egan
                                        Vice President

Read and Agreed to:

PEERLESS CHAIN COMPANY

By: William H. Spell
Title: Chairman

PEERLESS CHAIN OF IOWA, INC

By: William H. Spell
Title: Chairman



                                    EXHIBIT A

                                PROMISSORY NOTE A


                                                         December        , 1995

$4,200,000


FOR VALUE RECEIVED, the undersigned, PEERLESS CHAIN COMPANY a Minnesota corporation (the "Company"), promises to pay to the order of THE CIT GROUP/BUSINESS CREDIT, INC. (herein "CITBC") at its office located at 10 South LaSalle Street, Chicago, IL 60603, in lawful money of the United States of America and in immediately available funds, the principal amount of Four Million Two Hundred Thousand Dollars ($4,200,000) by eighty-four (84) equal monthly principal installments of $50,000.00 each, whereof the first such installment shall be due and payable on January 1, 1996 and subsequent installments shall be due and payable on the first Business Day of each month thereafter until this
Note is paid in full.

The Company further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time from the date hereof on the date and at the rate specified in Section 8, Paragraph 2 of the Financing Agreement dated of even date herewith between the Company and CITBC (the "Financing Agreement"). Capitalized terms used herein and defined in the Financing Agreement shall have the same meanings as set forth therein unless otherwise specifically defined herein.

If any payment on this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

This Note is Promissory Note A referred to in the Financing Agreement, evidences Term Loan A thereunder, and is subject to, and entitled to, all provisions and benefits thereof and is subject to optional and mandatory prepayment, in whole or in part, as provided therein.

Upon the occurrence of any one or more of the Events of Default specified in the Financing Agreement or upon termination of the Financing Agreement, all amounts then remaining unpaid on this Note may become, or be declared to be, at the sole election of CITBC, immediately due and payable as provided in the Financing Agreement.


                                            PEERLESS CHAIN COMPANY


                                            By:
                                            Title:



                                    EXHIBIT B

                                PROMISSORY NOTE B


                                                         December        , 1995

$2,500,000

FOR VALUE RECEIVED, the undersigned, PEERLESS CHAIN COMPANY a Minnesota corporation (the "Company"), promises to pay to the order of THE CIT GROUP/BUSINESS CREDIT, INC. (herein "CITBC") at its office located at 10 South LaSalle Street, Chicago, IL 60603, in lawful money of the United States of America and in immediately available funds, the principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) as follows: 1) thirty-five (35) equal monthly principal installments of $69,444 each, followed by 2) one (1) final principal installment of $69,460, whereof the first such installment shall be due and payable on January 1, 1996 and subsequent installments shall be due and payable on the first Business Day of each month hereafter until this Note is paid in full.

The Company further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time from the date hereof on the date and at the rate specified in Section 8, Paragraph 3 of the Financing Agreement dated of even date herewith between the Company and CITBC (the "Financing Agreement"). Capitalized terms used herein and defined in the Financing Agreement shall have the same meanings as set forth therein unless otherwise specifically defined herein.

If any payment on this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

This Note is Promissory Note B referred to in the Financing Agreement, evidences Term Loan B thereunder, and is subject to, and entitled to, all provisions and benefits thereof and is subject to optional and mandatory prepayment, in whole or in part, as provided therein.

Upon the occurrence of any one or more of the Events of Default specified in the Financing Agreement or upon termination of the Financing Agreement, all amounts then remaining unpaid on this Note may become, or be declared to be, at the sole election of CITBC, immediately due and payable as provided in the Financing Agreement.



                                            PEERLESS CHAIN COMPANY


                                            By:
                                            Title:




                                    EXHIBIT C

                                PROMISSORY NOTE C


                                                        _________________, 199__

$ ______________________


FOR VALUE RECEIVED, the undersigned, _________________ , a __________________
corporation (the "Company"), promises to pay to the order of THE CIT GROUP/BUSINESS CREDIT, INC. (herein "CITBC") at its office located at 10 South LaSalle Street, Chicago, IL 60603, in lawful money of the United States of America and in immediately available funds, the principal amount of ______________ ($ _________ .00) by sixty (60) equal monthly principal installments of $ _____________.00 each, whereof the first such installment shall be due and payable on _______________, 199__ and subsequent installments shall be due and payable on the first Business Day of each month thereafter until this Note is paid in full.

The Company further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time from the date hereof on the date and at the rate specified in Section 8, Paragraph 4 of the Financing Agreement dated December ___, 1995 between the Company and CITBC (the "Financing Agreement"). Capitalized terms used herein and defined in the Financing Agreement shall have the same meanings as set forth therein unless otherwise specifically defined herein.

If any payment on this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

This Note is Promissory Note C referred to in the Financing Agreement, evidences a CAPEX Term Loan thereunder, and is subject to, and entitled to, all provisions and benefits thereof and is subject to optional and mandatory prepayment, in whole or in part, as provided therein.

Upon the occurrence of any one or more of the Events of Default specified in the Financing Agreement or upon termination of the Financing Agreement, all amounts then remaining unpaid on this Note may become, or be declared to be, at the sole election of CITBC, immediately due and payable as provided in the Financing Agreement.





                                            By:
                                            Title:



            SCHEDULE 1 - LIST OF LEASED LOCATIONS AND MONTHLY RENTAL
                                     AMOUNTS

                 LEASED LOCATIONS WITHOUT LANDLORD LIEN WAIVERS



PROPERTY ADDRESS                                   MONTHLY RENTAL RATE


1201 East Main Street                                    $1,200.00
Manchester, Iowa (old)


Manana Center                                            $2,685.33
10736 North Stemmons Freeway
Dallas, Texas




                            WAREHOUSE WITHOUT WAIVER


PROPERTY ADDRESS

460 Sterling Road
E.C.D. Warehouse #3
Camp Hill, Pennsylvania




SCHEDULE 2 - EXISTING LIENS

Location    Debtor    Secured Party               Filing #    Collateral

SOS, MN     PCC       Lease America Corp.         1384082     Specific Equipment
SOS, MN     PCC       Citicorp Dealer Finance     1734037     Specific Equipment
SOS, MN     PCC       Citicorp Dealer Finance     1764927     Specific Equipment
SOS, IA     PCC       Altorfer Machine Company    K654068     Specific Equipment




          SCHEDULE 3 - COLLATERAL LOCATIONS AND CHIEF EXECUTIVE OFFICE

(a)      Chief Executive Office

         (i) Peerless Chain Company
         1416 East Sanborn Street
         Winona, Minnesota  55987-5349

         (ii) Peerless Chain of Iowa, Inc.
         1416 East Sanborn Street
         Winona, Minnesota  55987-5349

         Collateral Locations

1.       1416 East Sanborn Street
         Winona, Minnesota (Winona County)

2.       52 Walnut Street
         Winona, Minnesota  (Winona County)

3.       1201 E. Main Street
         Manchester, Iowa (Delaware County)

4.       4707 Fulton Industrial Boulevard
         Atlanta, Georgia (Fulton County)

5.       10736 North Stemmons Freeway
         Dallas, Texas (Dallas County)

6.       245 Freeport Blvd.
         Sparks, Nevada (Washoe County)

7.       2244 Old Gettysburg Road
         Camp Hills, Pennsylvania (Cumberland County)

8.       4920 Nome Street
         Denver, Colorado (Denver County)